Exhibit 2.1 Execution Version AGREEMENT AND PLAN OF MERGER BY AND AMONG GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., GRT (CARDINAL REIT MERGER SUB), LLC, GRT OP (CARDINAL OP MERGER SUB), LLC, GRT OP (CARDINAL LP MERGER SUB), LLC, GRT OP (CARDINAL NEW GP SUB), LLC, COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC., COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP AND CRI CCIT II LLC DATED AS OF OCTOBER 29, 2020 \\DC - 769032/000001 - 15587362 v40

TABLE OF CONTENTS ARTICLE 1 DEFINITIONS ................................................................................................................................... 3 Section 1.1 Definitions. ................................................................................................................................. 3 Section 1.2 Interpretation and Rules of Construction. ................................................................................... 12 ARTICLE 2 THE MERGER ................................................................................................................................ 13 Section 2.1 The Partnership Merger and the LP Merger. .............................................................................. 13 Section 2.2 The REIT Merger. ..................................................................................................................... 13 Section 2.3 Closing. .................................................................................................................................... 13 Section 2.4 Effective Time. ......................................................................................................................... 13 Section 2.5 Organizational Documents of the Surviving Entities. ................................................................. 14 Section 2.6 Tax Treatment of Mergers. ........................................................................................................ 14 ARTICLE 3 EFFECTS OF THE MERGERS ........................................................................................................ 15 Section 3.1 Effects of the Mergers. .............................................................................................................. 15 Section 3.2 CCIT II Restricted Share Awards. ............................................................................................. 17 Section 3.3 Exchange Procedures. ............................................................................................................... 17 Section 3.4 Withholding Rights. .................................................................................................................. 17 Section 3.5 Dissenters Rights. ..................................................................................................................... 18 Section 3.6 General Effects of the Mergers. ................................................................................................. 18 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE CCIT II PARTIES ....................................... 18 Section 4.1 Organization and Qualification; Subsidiaries. ............................................................................ 18 Section 4.2 Authority; Approval Required. .................................................................................................. 19 Section 4.3 No Conflict; Required Filings and Consents. ............................................................................. 20 Section 4.4 Capital Structure. ...................................................................................................................... 21 Section 4.5 SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws. ..................................................................... 22 Section 4.6 Absence of Certain Changes or Events. ..................................................................................... 24 Section 4.7 No Undisclosed Liabilities. ....................................................................................................... 24 Section 4.8 Permits; Compliance with Law. ................................................................................................. 24 Section 4.9 Litigation. ................................................................................................................................. 25 Section 4.10 Properties. ................................................................................................................................. 25 Section 4.11 Environmental Matters. ............................................................................................................. 26 Section 4.12 Material Contracts. .................................................................................................................... 26 Section 4.13 Taxes. ....................................................................................................................................... 28 Section 4.14 Intellectual Property. ................................................................................................................. 30 Section 4.15 Insurance. ................................................................................................................................. 31 Section 4.16 Benefit Plans. ............................................................................................................................ 31 Section 4.17 Related Party Transactions. ....................................................................................................... 31 Section 4.18 Brokers. .................................................................................................................................... 32 Section 4.19 Opinion of Financial Advisor. ................................................................................................... 32 Section 4.20 Takeover Statutes; Appraisal Rights. ......................................................................................... 32 Section 4.21 COVID-19. ............................................................................................................................... 32 Section 4.22 CMFT Merger Agreement; Advisory Agreement. ...................................................................... 32 Section 4.23 No Other Representations and Warranties; Non-Reliance. .......................................................... 33 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE GCEAR PARTIES ...................................... 33 Section 5.1 Organization and Qualification; Subsidiaries. ............................................................................ 34 Section 5.2 Authority. ................................................................................................................................. 34 Section 5.3 No Conflict; Required Filings and Consents. ............................................................................. 35 Section 5.4 Capital Structure. ...................................................................................................................... 36 Section 5.5 SEC Documents; Financial Statements; Internal Controls; Off-Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws. ..................................................................... 37 Section 5.6 Absence of Certain Changes or Events. ..................................................................................... 39 Section 5.7 No Undisclosed Liabilities. ....................................................................................................... 39 i \\DC - 769032/000001 - 15587362 v40

Section 5.8 Permits; Compliance with Law. ................................................................................................. 40 Section 5.9 Litigation. ................................................................................................................................. 40 Section 5.10 Properties. ................................................................................................................................. 40 Section 5.11 Environmental Matters. ............................................................................................................. 41 Section 5.12 Material Contracts. .................................................................................................................... 41 Section 5.13 Taxes. ....................................................................................................................................... 43 Section 5.14 Insurance. ................................................................................................................................. 45 Section 5.15 Benefit Plans; Labor Matters. .................................................................................................... 45 Section 5.16 Related Party Transactions. ....................................................................................................... 46 Section 5.17 Brokers. .................................................................................................................................... 46 Section 5.18 Takeover Statutes; Appraisal Rights. ......................................................................................... 46 Section 5.19 Ownership of Merger Sub, LP Merger Sub and OP Merger Sub; No Prior Activities. ................. 47 Section 5.20 COVID-19. ............................................................................................................................... 47 Section 5.21 Financial Ability. ...................................................................................................................... 47 Section 5.22 No Other Representations and Warranties; Non-Reliance. .......................................................... 47 ARTICLE 6 COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS ............... 48 Section 6.1 Conduct of Business by CCIT II. ............................................................................................... 48 Section 6.2 Conduct of Business by GCEAR. .............................................................................................. 51 Section 6.3 No Control of Other Parties’ Business. ...................................................................................... 53 ARTICLE 7 ADDITIONAL COVENANTS ......................................................................................................... 53 Section 7.1 Preparation of the Form S-4 and the Proxy Statement; Stockholder Approval. ............................ 53 Section 7.2 Access to Information; Confidentiality. ..................................................................................... 56 Section 7.3 No Solicitation; Superior Proposals. .......................................................................................... 57 Section 7.4 Public Announcements. ............................................................................................................. 60 Section 7.5 Appropriate Action; Consents; Filings. ...................................................................................... 60 Section 7.6 Notification of Certain Matters; Transaction Litigation. ............................................................. 62 Section 7.7 Indemnification; Directors’ and Officers’ Insurance. .................................................................. 62 Section 7.8 Dividends. ................................................................................................................................ 64 Section 7.9 Takeover Statutes. ..................................................................................................................... 64 Section 7.10 Tax Matters. .............................................................................................................................. 65 Section 7.11 Section 16 Matters. ................................................................................................................... 66 Section 7.12 Financing Cooperation. ............................................................................................................. 66 Section 7.13 GCEAR Board of Directors. ...................................................................................................... 66 Section 7.14 Related Party Agreements. ........................................................................................................ 67 Section 7.15 CMFT Expenses. ...................................................................................................................... 67 ARTICLE 8 CONDITIONS ................................................................................................................................. 67 Section 8.1 Conditions to Each Party’s Obligation to Effect the Mergers. ..................................................... 67 Section 8.2 Conditions to Obligations of the GCEAR Parties. ...................................................................... 68 Section 8.3 Conditions to Obligations of the CCIT II Parties. ....................................................................... 69 ARTICLE 9 TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER ................................... 70 Section 9.1 Termination. ............................................................................................................................. 70 Section 9.2 Effect of Termination. ............................................................................................................... 71 Section 9.3 Fees and Expenses. ................................................................................................................... 71 ARTICLE 10 GENERAL PROVISIONS .............................................................................................................. 74 Section 10.1 Nonsurvival of Representations and Warranties and Certain Covenants. ..................................... 74 Section 10.2 Notices. .................................................................................................................................... 74 Section 10.3 Severability. .............................................................................................................................. 75 Section 10.4 Counterparts. ............................................................................................................................ 75 Section 10.5 Entire Agreement; No Third-Party Beneficiaries. ....................................................................... 75 Section 10.6 Amendment; Extension; Waiver. ............................................................................................... 75 Section 10.7 Governing Law; Venue. ............................................................................................................ 76 Section 10.8 Assignment. .............................................................................................................................. 76 Section 10.9 Specific Performance. ............................................................................................................... 76 ii \\DC - 769032/000001 - 15587362 v40

Section 10.10 Waiver of Jury Trial. ................................................................................................................. 77 Section 10.11 Authorship. ............................................................................................................................... 77 EXHIBIT Exhibit A – Charter Amendment DISCLOSURE LETTERS CCIT II Disclosure Letter GCEAR Disclosure Letter iii \\DC - 769032/000001 - 15587362 v40

AGREEMENT AND PLAN OF MERGER This AGREEMENT AND PLAN OF MERGER, dated as of October 29, 2020 (this “Agreement”), is entered into by and among Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“GCEAR”), GRT (Cardinal REIT Merger Sub), LLC, a Maryland limited liability company and a wholly owned subsidiary of GCEAR (“Merger Sub”), Griffin Capital Essential Asset Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of GCEAR (the “GCEAR Operating Partnership”), GRT OP (Cardinal New GP Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership (“New GP Sub”), GRT OP (Cardinal LP Merger Sub), LLC, a Delaware limited liability company and a wholly owned subsidiary of the GCEAR Operating Partnership (“LP Merger Sub”), GRT OP (Cardinal OP Merger Sub), LLC, a Delaware limited liability company and a subsidiary of LP Merger Sub and New GP Sub (“OP Merger Sub” and, together with GCEAR, Merger Sub, the GCEAR Operating Partnership, New GP Sub and LP Merger Sub, the “GCEAR Parties”), Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation (“CCIT II”), Cole Corporate Income Operating Partnership II, LP, a Delaware limited partnership and a wholly owned subsidiary of CCIT II (the “CCIT II Operating Partnership”), and CRI CCIT II LLC, a Delaware limited liability company and a wholly owned subsidiary of CCIT II (“CCIT II LP” and, together with CCIT II and the CCIT II Operating Partnership, the “CCIT II Parties”). Each of GCEAR, Merger Sub, the GCEAR Operating Partnership, OP Merger Sub, New GP Sub, LP Merger Sub, CCIT II, the CCIT II Operating Partnership and CCIT II LP is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1. WHEREAS, immediately prior to entering into this Agreement, CCIT II (a) terminated the Agreement and Plan of Merger, dated as of August 30, 2020, by and among CIM Real Estate Finance Trust, Inc., a Maryland corporation (“CMFT”), Thor II Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of CMFT, and CCIT II (as amended, the “CMFT Merger Agreement”) in accordance with Section 9.1(c)(ii) of the CMFT Merger Agreement, and (b) paid to CMFT an amount equal to the Go Shop Termination Payment (as defined in the CMFT Merger Agreement) and will pay to CMFT the amount of CMFT’s Expenses (as defined in the CMFT Merger Agreement) required to be paid pursuant to the terms of the CMFT Merger Agreement (such amounts together, the “CMFT Termination Payment”); WHEREAS, the Parties wish to effect a business combination in which CCIT II will be merged with and into Merger Sub (the “REIT Merger”), with Merger Sub being the surviving entity, and each share of CCIT II Common Stock issued and outstanding immediately prior to the REIT Merger Effective Time that is not cancelled and retired pursuant to this Agreement will be converted into the right to receive the REIT Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (the “MLLCA”); WHEREAS, the Parties also wish to effect mergers of the CCIT II Operating Partnership and CCIT II LP in connection with the REIT Merger in which (a) OP Merger Sub will be merged with and into the CCIT II Operating Partnership (the “Partnership Merger”) with the CCIT II Operating Partnership being the surviving entity, and each outstanding partnership unit in the CCIT II Operating Partnership (“CCIT II Operating Partnership Unit”) will be converted into the right to receive the Partnership Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Delaware Limited Liability Company Act (the “DLLCA”), and (b) CCIT II LP will be merged with and into LP Merger Sub (the “LP Merger” and, together with the REIT Merger and the Partnership Merger, the “Mergers”) with LP Merger Sub being the surviving entity, and each outstanding limited liability company membership interest in CCIT II LP (“CCIT II LP Interest”) will be cancelled and cease to exist, and no consideration will be paid therefor, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA; WHEREAS, on the recommendation of the special committee (the “CCIT II Special Committee”) of the board of directors of CCIT II (the “CCIT II Board”), the CCIT II Board has (a) determined that this Agreement, the Charter Amendment, the Mergers and the other transactions contemplated by this Agreement are 1 \\DC - 769032/000001 - 15587362 v40 advisable and in the best interest of CCIT II, (b) authorized and approved the execution and delivery of this Agreement, and declared advisable the Charter Amendment, the Mergers and the other transactions contemplated by this Agreement, (c) directed that the REIT Merger and the Charter Amendment and the other transactions contemplated by this Agreement be submitted for consideration at the Stockholders Meeting, and (d) recommended the approval of the REIT Merger and the Charter Amendment and the other transactions contemplated by this Agreement by the CCIT II stockholders; WHEREAS, the CCIT II Board, on behalf of CCIT II (a) in its capacity as the sole general partner of the CCIT II Operating Partnership, has taken all actions required for the execution of this Agreement by the CCIT II Operating Partnership and to approve this Agreement and the consummation by the CCIT II Operating Partnership of the Partnership Merger and the other transactions contemplated by this Agreement and (b) in its capacity as the sole member of CCIT II LP, has taken all actions required for the execution of this Agreement by CCIT II LP and to approve this Agreement and the consummation by CCIT II LP of the LP Merger and the other transactions contemplated by this Agreement; WHEREAS, the board of directors of GCEAR (the “GCEAR Board”) has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of GCEAR, and (b) authorized and approved this Agreement, the Mergers and the other transactions contemplated by this Agreement; WHEREAS, the GCEAR Board, on behalf of GCEAR (a) in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to approve this Agreement and the consummation by Merger Sub of the REIT Merger and the other transactions contemplated by this Agreement, (b) in its capacity as the sole general partner of the GCEAR Operating Partnership, has taken all actions required for the execution of this Agreement by the GCEAR Operating Partnership and to approve this Agreement and the transactions contemplated by this Agreement, (c) in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of LP Merger Sub, has taken all actions required for the execution of this Agreement by the LP Merger Sub and to approve this Agreement and the consummation by LP Merger Sub of the LP Merger and the other transactions contemplated by this Agreement, (d) in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of New GP Sub, has taken all actions required for the execution of this Agreement by the New GP Sub and to approve this Agreement and the transactions contemplated by this Agreement, and (e) in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of each of LP Merger Sub and New GP Sub, in their capacities as the members of OP Merger Sub, has taken all actions required for the execution of this Agreement by OP Merger Sub and to approve this Agreement and the consummation by OP Merger Sub of the Partnership Merger and the other transactions contemplated by this Agreement; WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the REIT Merger shall qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and (ii) the Partnership Merger and the LP Merger together shall be treated as a contribution by CCIT II of all of its assets, subject to all of its liabilities, to the GCEAR Operating Partnership in exchange for partnership interests of the GCEAR Operating Partnership pursuant to Section 721 of the Code; WHEREAS, concurrently with the execution and delivery of this Agreement, CCIT II and CCIT II Advisor have entered into a Termination Agreement, which sets forth the terms on which the CCIT II Advisory Agreement shall terminate upon the Closing (the “Termination Agreement”); and WHEREAS, each of the Parties desires to make certain representations, warranties, covenants and agreements in connection with the Mergers, and to prescribe various conditions to the Mergers. 2 \\DC - 769032/000001 - 15587362 v40

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: ARTICLE 1 DEFINITIONS Section 1.1 Definitions. (a) For purposes of this Agreement: “Acceptable NDA” means a confidentiality agreement with a term of at least one year and terms (including a standstill provision substantially similar to the standstill provision contained in the CCIT II Confidentiality Agreement) that are not materially less favorable in the aggregate to CCIT II than the CCIT II Confidentiality Agreement. “Action” means any claim, action, cause of action, demand, suit, litigation, investigation, audit, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority). “Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. “Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than an Acceptable NDA) relating to any Acquisition Proposal. “Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977 and (ii) any applicable anti-bribery, anti-money laundering, anti-corruption or similar Law of any other jurisdiction. “Benefit Plan” means, with respect to a Person, any benefit or compensation plan, program, policy, practice, Contract or other obligation, whether or not funded, that is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by such Person or any of its subsidiaries including, but not limited to, “employee benefit plans” (within the meaning of Section 3(3) of ERISA), and any employment, consulting, termination, severance, change in control, separation, retention equity option, equity appreciation rights, restricted equity, phantom equity, equity-based compensation, profits interest unit, outperformance, equity purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy, practice, understanding or other arrangement, whether or not subject to ERISA. “Business Day” means any day ending at 11:59 p.m., New York City time, other than a Saturday, Sunday or any day on which the SDAT or banks located in New York, New York are authorized or required by Law to be closed. “CCIT II Advisor” means Cole Corporate Income Management II, LLC, a Delaware limited liability company and the external investment advisor to CCIT II. 3 \\DC - 769032/000001 - 15587362 v40

“CCIT II Advisory Agreement” means the Advisory Agreement, dated as of August 27, 2013, by and between CCIT II and CCIT II Advisor, as amended by the First Amendment thereto, dated as of November 12, 2013. “CCIT II Bylaws” means the Amended and Restated Bylaws of CCIT II, dated as of August 30, 2020. “CCIT II Charter” means the charter of CCIT II. “CCIT II Common Stock” means the CCIT II Class A Common Stock and CCIT II Class T Common Stock. “CCIT II Confidentiality Agreement” means the Confidentiality Agreement, dated as of September 11, 2020, as may be amended, by and between GCEAR and CCIT II. “CCIT II Equity Incentive Plan” means CCIT II’s 2018 Equity Incentive Plan. “CCIT II Governing Documents” means (i) the CCIT II Bylaws, (ii) the CCIT II Charter, (iii) the certificate of limited partnership of CCIT II Operating Partnership, dated as of March 14, 2013, (iv) the CCIT II Partnership Agreement, (v) the limited liability company operating agreement of CCIT II LP, dated as of March 14, 2013 and (vi) the certificate of formation of CCIT II LP, dated as of March 14, 2013. “CCIT II Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of CCIT II and the CCIT II Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair the ability of CCIT II to consummate the Mergers before the Outside Date; provided, however, that the following shall not be deemed to constitute, or be taken into account in determining, whether a CCIT II Material Adverse Effect has occurred: (A) any failure of CCIT II to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a CCIT II Material Adverse Effect), (B) any changes that generally affect the office and industrial real estate industries in which CCIT II and the CCIT II Subsidiaries operate, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the taking of any action expressly required by this Agreement, (G) earthquakes, hurricanes, floods or other natural disasters, (H) any epidemic, pandemic or disease outbreak (including COVID-19 or any quarantine, shelter in place, stay at home, workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, policy, guideline or recommendation by any Governmental Authority in connection with or in response to COVID-19 (“COVID-19 Measures”)) and any material worsening of any epidemic, pandemic or disease outbreak threatened or existing as of the date hereof or any shutdown or material limiting of certain United States or foreign federal, state or local government services, declaration of martial law, quarantine or similar directive, guidance, policy or other similar action by any Governmental Authority in connection with any epidemic, pandemic or disease outbreak, (I) changes or prospective changes in GAAP or in any Law of general applicability unrelated to the Mergers (or the interpretation or enforcement of the foregoing), or (J) any dispute between CCIT II and the CCIT II Advisor, including with respect to any dispute regarding amounts payable to the CCIT II Advisor pursuant to the CCIT II Advisory Agreement, provided, further, that if any event described in any of clauses (B), (C), (D), (E), (G), (H) and (I) has had a disproportionate adverse impact on CCIT II and the CCIT II Subsidiaries, taken as a whole, relative to others in the office and industrial real estate industries in the geographic regions in which CCIT II and the CCIT II Subsidiaries operate, then the incremental impact of such event shall be taken into account for the purpose of determining whether a CCIT II Material Adverse Effect has occurred. 4 \\DC - 769032/000001 - 15587362 v40

“CCIT II Partnership Agreement” means the Agreement of Limited Partnership of the CCIT II Operating Partnership, dated as of August 27, 2013. “CCIT II Properties” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by CCIT II or any CCIT II Subsidiary as of the date of this Agreement (including all of CCIT II’s or any CCIT II Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property). “CCIT II REIT Opinion Counsel” means Morris, Manning & Martin LLP. “CCIT II Subsidiary” means (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by CCIT II, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by CCIT II or of which CCIT II or any CCIT II Subsidiary is a general partner, manager, managing member or the equivalent, including the CCIT II Operating Partnership. “CCIT II Transaction Opinion Counsel” means Latham & Watkins LLP. “Charter Amendment” means that amendment to the CCIT II Charter, substantially in the form attached hereto as Exhibit A. “Code” means the Internal Revenue Code of 1986. “Confidentiality Agreements” means (i) the CCIT II Confidentiality Agreement and (ii) the Confidentiality Agreement, dated as of September 25, 2020, as may be amended, by and between GCEAR and CCIT II. “Contract” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other obligation. “Eligible Shares” means each share of CCIT II Common Stock outstanding immediately prior to the REIT Merger Effective Time, other than Excluded Shares and the CCIT II Restricted Share Awards. “Environmental Law” means any Law (including common law) relating to the investigation, pollution (or cleanup or other remediation thereof), restoration or protection of the natural resources, endangered or threatened species, or environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to (i) the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances and (ii) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. “Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, given, authorized by or required under any applicable Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001. “Exchange Act” means the U.S. Securities Exchange Act of 1934. 5 \\DC - 769032/000001 - 15587362 v40

“Exchange Ratio” means 1.392 duly authorized, validly issued, fully paid and nonassessable shares of GCEAR Class E Common Stock for each share of CCIT II Common Stock, as such ratio may be adjusted in accordance with Section 3.1(d). “Excluded Shares” means all shares of CCIT II Common Stock held, as of immediately prior to the REIT Merger Effective Time, by any Wholly Owned CCIT II Subsidiary, GCEAR, the GCEAR Operating Partnership or any Wholly Owned GCEAR Subsidiary. “Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement, the preparation, printing and filing of the Form S-4 and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approval, obtaining any third party consents, making any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement. “Fundamental Representations” means the representations and warranties contained in Section 4.1 (Organization and Qualification; Subsidiaries); Section 4.2 (Authority; Approval Required); Section 4.3(a)(i) (No Conflict; Required Filings and Consents); Section 4.4 (Capital Structure); Section 4.5(h) (Investment Company Act); Section 4.13(b)(i) (Taxes); Section 4.18 (Brokers); Section 4.19 (Opinion of Financial Advisor); Section 4.20 (Takeover Statutes; Appraisal Rights); Section 5.1 (Organization and Qualification; Subsidiaries); Section 5.2 (Authority); Section 5.3(a)(i) (No Conflict; Required Filings and Consents); Section 5.4 (Capital Structure); Section 5.5(h) (Investment Company Act); Section 5.13(b)(i) (Taxes); Section 5.17 (Brokers); and Section 5.18 (Takeover Statutes; Appraisal Rights). “GAAP” means the United States generally accepted accounting principles. “GCEAR Certificate of Limited Partnership” means the Certificate of Limited Partnership, dated as of August 29, 2008, as amended on April 30, 2019, of the GCEAR Operating Partnership. “GCEAR Charter” means the charter of GCEAR. “GCEAR Equity Incentive Plans” means (i) GCEAR’s Amended and Restated Employee and Director Long-Term Incentive Plan, as may be amended, and (ii) GCEAR’s Director Compensation Plan. “GCEAR Governing Documents” means (i) the Bylaws of GCEAR, adopted on November 20, 2013, as amended on April 30, 2019, (ii) the GCEAR Charter, (iii) the GCEAR Certificate of Limited Partnership, and (iv) the GCEAR Partnership Agreement. “GCEAR Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of GCEAR and the GCEAR Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair the ability of GCEAR to consummate the Mergers before the Outside Date; provided, however, that the following shall not be deemed to constitute, or be taken into account in determining, whether a GCEAR Material Adverse Effect has occurred: (A) any failure of GCEAR to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a GCEAR Material Adverse Effect), (B) any changes that generally affect the office and industrial real estate industry in which GCEAR and the GCEAR Subsidiaries operate, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the regulatory or political conditions in the United States or in any other country 6 \\DC - 769032/000001 - 15587362 v40 or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the taking of any action expressly required by this Agreement, (G) earthquakes, hurricanes, floods or other natural disasters, (H) any epidemic, pandemic or disease outbreak (including COVID-19 or any COVID-19 Measures), and any material worsening of any epidemic, pandemic or disease outbreak threatened or existing as of the date hereof, or any shutdown or material limiting of certain United States or foreign federal, state or local government services, declaration of martial law, quarantine or similar directive, guidance, policy or other similar action by any Governmental Authority in connection with any epidemic, pandemic or disease outbreak, or (I) changes or prospective changes in GAAP or in any Law of general applicability unrelated to the Mergers (or the interpretation or enforcement of the foregoing), provided, further, that if any event described in any of clauses (B), (C), (D), (E), (G), (H) and (I) has had a disproportionate adverse impact on GCEAR and the GCEAR Subsidiaries, taken as a whole, relative to others in the office and industrial real estate industry in the geographic regions in which GCEAR and the GCEAR Subsidiaries operate, then the incremental impact of such event shall be taken into account for the purpose of determining whether a GCEAR Material Adverse Effect has occurred. “GCEAR OP Class E Units” means Class E units of interest in the GCEAR Operating Partnership. “GCEAR Partnership Agreement” means the Fifth Amended and Restated Limited Partnership Agreement of the GCEAR Operating Partnership, dated as of April 30, 2019. “GCEAR Properties” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by GCEAR or any GCEAR Subsidiary as of the date of this Agreement (including all of GCEAR’s or any GCEAR Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property). “GCEAR REIT Opinion Counsel” means Baker McKenzie LLP. “GCEAR Subsidiary” means (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is directly or indirectly owned by GCEAR and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is directly or indirectly owned by GCEAR or of which GCEAR or any GCEAR Subsidiary is a general partner, manager, managing member or the equivalent, including the GCEAR Operating Partnership. Notwithstanding the foregoing, the entity set forth on Section 1.1(b) of the GCEAR Disclosure Letter shall not be deemed a GCEAR Subsidiary. “GCEAR Transaction Opinion Counsel” means Hogan Lovells US LLP. “Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, body, department, self-regulatory organization, arbitration panel or similar entity or subdivision thereof. “Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that is listed, designated, classified or regulated as hazardous or toxic under any Environmental Law; (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof, and lead-containing paint or plumbing; and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes and radon. “Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, 7 \\DC - 769032/000001 - 15587362 v40 undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) net cash payment obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (viii) any agreement to provide any of the foregoing. “Intellectual Property” means all United States and foreign (i) patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and rights in copyrightable works, (iv) rights in confidential and proprietary information, including trade secrets, know-how, ideas, formulae, invention disclosure, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing. “Investment Company Act” means the Investment Company Act of 1940. “IRS” means the United States Internal Revenue Service or any successor agency. “Knowledge” means (i) with respect to CCIT II, the actual knowledge of the persons named in Section 1.1(a) of the CCIT II Disclosure Letter and (ii) with respect to GCEAR, the actual knowledge of the persons named in Section 1.1(a) of the GCEAR Disclosure Letter. “Law” means any and all domestic (federal, state or local) or foreign laws, statutes, common laws, rules, ordinances, codes, regulations and Orders promulgated by any Governmental Authority. “Lien” means with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, hypothecation, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership; other than transfer restrictions arising under applicable securities Laws. “Order” means a judgment, writ, stipulation, injunction, order or decree of any Governmental Authority. “Partnership Exchange Ratio” means 1.392 GCEAR OP Class E Units for each CCIT II Operating Partnership Unit, as such ratio may be adjusted in accordance with Section 3.1(d). “Permitted Liens” means any of the following: (i) Liens for current Taxes or governmental assessments, charges or claims of payment not yet delinquent or that are being contested in good faith and for which adequate accruals or reserves have been established as of the date of this Agreement; (ii) Liens that are carriers’, suppliers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other similar Liens arising in the ordinary course of business if the underlying obligations are not delinquent, or are being contested in good faith; (iii) with respect to any real property, Liens that are zoning, building or other regulations, requirements, entitlements or other land use or environmental regulations by any Governmental Authority that do not materially impact the use of the real property as currently conducted; (iv) with respect to CCIT II, Liens that are disclosed on Section 4.10 of the CCIT II Disclosure Letter, and with respect to GCEAR, Liens that are disclosed on Section 5.10 of the GCEAR Disclosure Letter; (v) with respect to CCIT II or GCEAR, as applicable, Liens that are disclosed in the most recent Quarterly Report on Form 10-Q filed by such Person; (vi) with respect to CCIT II, Liens arising pursuant to any CCIT II Material Contract or, with respect to GCEAR, Liens arising pursuant to any GCEAR Material Contract; (vii) with respect to any real property of CCIT II or GCEAR, Liens that are recorded in a public record or disclosed on existing title policies made available to the other Party prior to the date hereof and any unrecorded easements 8 \\DC - 769032/000001 - 15587362 v40

(including reciprocal easement agreements), rights of way and other similar restrictions; and (viii) with respect to CCIT II or GCEAR, as applicable, Liens that were incurred in the ordinary course of business since December 31, 2019 and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of such Party and its subsidiaries, taken as a whole. “Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority). “Proxy Statement” means the proxy statement relating to the Stockholders Meeting together with any amendment or supplements thereto. “REIT” means a “real estate investment trust” within the meaning of Section 856 of the Code. “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives. “SEC” means the U.S. Securities and Exchange Commission (including the staff thereof). “Securities Act” means the U.S. Securities Act of 1933. “Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of CCIT II Common Stock entitled to vote at the Stockholders Meeting on the REIT Merger and Charter Amendment. “Stockholders Meeting” means the meeting of the holders of shares of CCIT II Common Stock exclusively for the purpose of seeking the Stockholder Approval, including any postponement or adjournment thereof. “Tax” or “Taxes” means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis. “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof. “Termination Payment” means $18,450,000. “Treasury Regulations” means the United States Department of the Treasury regulations promulgated under the Code. “Wholly Owned CCIT II Subsidiary” means the CCIT II Operating Partnership and any wholly owned subsidiary of CCIT II or the CCIT II Operating Partnership. “Wholly Owned GCEAR Subsidiary” means any wholly owned subsidiary of GCEAR or the GCEAR Operating Partnership. 9 \\DC - 769032/000001 - 15587362 v40

(b) In addition to the terms defined in Section 1.1(a), the following terms have the respective meanings set forth in the sections set forth below opposite such term: Defined Term Location of Definition Acquisition Proposal Section 7.3(j)(i) Additional Indemnification Agreements Section 7.7(a) Adverse Recommendation Change Section 7.3(d) Agreement Preamble CCIT II Preamble CCIT II Board Recitals CCIT II Board Recommendation Section 4.2(c) CCIT II Change Notice Section 7.3(e)(i) CCIT II Class A Common Stock Section 4.4(a) CCIT II Class T Common Stock Section 4.4(a) CCIT II Designees Section 7.13 CCIT II Disclosure Letter Article 4 CCIT II Financial Advisors Section 4.19 CCIT II Insurance Policies Section 4.15 CCIT II LP Preamble CCIT II LP Interest Preamble CCIT II Material Contracts Section 4.12(a) CCIT II Operating Partnership Preamble CCIT II Operating Partnership Unit Preamble CCIT II Parties Preamble CCIT II Permits Section 4.8(a) CCIT II Preferred Stock Section 4.4(a) CCIT II Related Party Agreement Section 4.17 CCIT II Restricted Share Award Section 3.2(a) CCIT II SEC Documents Section 4.5(a) CCIT II Special Committee Recitals CCIT II Subsidiary Partnership Section 4.13(h) CCIT II Tax Protection Agreements Section 4.13(h) CCIT II Terminating Breach Section 9.1(d)(i) CCIT II Voting Debt Section 4.4(c) Closing Section 2.3 Closing Date Section 2.3 CMFT Recitals CMFT Merger Agreement Recitals CMFT Termination Payment Recitals Delaware SOS Section 2.4(a) DLLCA Recitals DRULPA Recitals Escrow Agreement Section 9.3(f) Form S-4 Section 7.1(a) GCEAR Benefit Plans Section 5.15(a) GCEAR Board Recitals GCEAR Class AAA Common Stock Section 5.4(a) GCEAR Class AA Common Stock Section 5.4(a) GCEAR Class A Common Stock Section 5.4(a) GCEAR Class A Preferred Stock Section 5.4(a) GCEAR Class D Common Stock Section 5.4(a) 10 \\DC - 769032/000001 - 15587362 v40

GCEAR Class E Common Stock Section 5.4(a) GCEAR Class I Common Stock Section 5.4(a) GCEAR Class S Common Stock Section 5.4(a) GCEAR Class T Common Stock Section 5.4(a) GCEAR Common Stock Section 5.4(a) GCEAR Disclosure Letter Article 5 GCEAR Insurance Policies Section 5.14 GCEAR Material Contracts Section 5.12 GCEAR Operating Partnership Preamble GCEAR Operating Partnership Units Section 5.4(b) GCEAR Parties Recitals GCEAR Permits Section 5.8(a) GCEAR Preferred Stock Section 5.4(a) GCEAR SEC Documents Section 5.5(a) GCEAR Subsidiary Partnership Section 5.13(g) GCEAR Tax Protection Agreement Section 5.13(g) GCEAR Terminating Breach Section 9.1(c)(i) GCEAR Voting Debt Section 5.4(c) Indemnified Parties Section 7.7(a) Interim Period Section 6.1(a) Intervening Event Section 7.3(j)(ii) LP Certificate of Merger Section 2.4(b) LP Merger Recitals LP Merger Effective Time Section 2.4(b) LP Merger Sub Recitals LP Surviving Entity Section 2.1 Mergers Recitals Merger Sub Preamble MGCL Recitals MLLCA Recitals New GCEAR OP Class E Units Section 3.1(b)(i) New GP Sub Recitals OP Merger Sub Recitals Outside Date Section 9.1(b)(i) Partnership Certificate of Merger Section 2.4(a) Partnership Merger Preamble Partnership Merger Consideration Section 3.1(b)(i) Partnership Merger Effective Time Section 2.4(a) Partnership Surviving Entity Section 2.1 Party(ies) Preamble Permits Section 4.8(a) Proxy Solicitation Section 7.1(e) Qualified REIT Subsidiary Section 4.1(c) Qualifying REIT Income Section 9.3(f)(i) Registered Securities Section 7.1(a) REIT Articles of Merger Section 2.4(c) REIT Merger Recitals REIT Merger Consideration Section 3.1(a)(i) REIT Merger Effective Time Section 2.4(c) REIT Surviving Entity Section 2.2 Sarbanes-Oxley Act Section 4.5(a) SDAT Section 2.4(c) Superior Proposal Section 7.3(j)(iii) 11 \\DC - 769032/000001 - 15587362 v40

Takeover Statutes Section 4.20 Taxable REIT Subsidiary Section 4.1(c) Termination Agreement Recitals Termination Payee Section 9.3(e) Termination Payor Section 9.3(e) Transfer Agent Section 3.3(a) Transfer Taxes Section 7.10(d) Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated; (b) the table of contents and headings in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise; (d) “or” shall be construed in the inclusive sense of “and/or”; (e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified; (f) all references herein to “$” or dollars shall refer to United States dollars; (g) no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty; (h) it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative; (i) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and shall refer to business similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day operations, subject to any commercially reasonable modifications to past practice made in good faith to respond to the actual or anticipated effects of COVID-19 or any COVID-19 Measures; (j) references to a Person are also to its successors and permitted assigns; (k) except as otherwise expressly provided herein, all references in this Agreement to any statute include the rules and regulations promulgated thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and shall also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith; and (l) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. 12 \\DC - 769032/000001 - 15587362 v40

ARTICLE 2 THE MERGER Section 2.1 The Partnership Merger and the LP Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DRULPA and DLLCA, at the Partnership Merger Effective Time, (a) OP Merger Sub shall be merged with and into the CCIT II Operating Partnership, whereupon the separate existence of OP Merger Sub will cease, with the CCIT II Operating Partnership surviving the Partnership Merger (the CCIT II Operating Partnership, as the surviving entity upon consummation of the Partnership Merger, the “Partnership Surviving Entity”), such that following the Partnership Merger, LP Merger Sub will hold a limited partnership interest in the Partnership Surviving Entity with New GP Sub being the general partner of the Partnership Surviving Entity, and (b) CCIT II LP shall be merged with and into LP Merger Sub, whereupon the separate existence of CCIT II LP will cease, with LP Merger Sub surviving the LP Merger (LP Merger Sub, as the surviving entity upon consummation of the LP Merger, the “LP Surviving Entity”), such that following the LP Merger, the LP Surviving Entity will be a wholly owned subsidiary of the GCEAR Operating Partnership. Each of the Partnership Merger and the LP Merger shall have the effects set forth in the applicable provisions of the DLLCA and this Agreement. Section 2.2 The REIT Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and MLLCA, at the REIT Merger Effective Time, CCIT II shall be merged with and into Merger Sub, whereupon the separate existence of CCIT II will cease, with Merger Sub surviving the REIT Merger (Merger Sub, as the surviving entity upon consummation of the REIT Merger, the “REIT Surviving Entity”), such that following the REIT Merger, the REIT Surviving Entity will be a wholly owned subsidiary of GCEAR. The REIT Merger shall have the effects set forth in the applicable provisions of the MGCL, the MLLCA and this Agreement. Section 2.3 Closing. The closing of the Mergers (the “Closing”) will take place (a) by electronic exchange of documents and signatures at 10:00 a.m., New York City time, no later than the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing (so long as those conditions are reasonably capable of being satisfied), but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or (b) such physical location or other date as may be agreed in writing by CCIT II and GCEAR. The date on which Closing actually takes place is referred to herein as the “Closing Date”. Section 2.4 Effective Time. (a) On the Closing Date, CCIT II, GCEAR, the CCIT II Operating Partnership and OP Merger Sub shall (i) cause a certificate of merger with respect to the Partnership Merger to be duly executed and filed with the Secretary of State of the State of Delaware (the “Delaware SOS”) in accordance with the DRULPA and the DLLCA (the “Partnership Certificate of Merger”) and (ii) make any other filings, recordings or publications required to be made by CCIT II, GCEAR, OP Merger Sub or the Partnership Surviving Entity under the DRULPA or DLLCA in connection with the Partnership Merger. The Partnership Merger shall become effective at such time as the Partnership Certificate of Merger is accepted for record by the Delaware SOS or on such other date and time (not to exceed thirty (30) days after the Partnership Certificate of Merger is accepted for record by the Delaware SOS) as specified in the Partnership Certificate of Merger (such date and time, the “Partnership Merger Effective Time”), it being understood and agreed that the Parties shall cause the Partnership Merger Effective Time to occur on the Closing Date and concurrently with the LP Merger Effective Time. (b) On the Closing Date, CCIT II, GCEAR, CCIT II LP and LP Merger Sub shall (i) cause a certificate of merger with respect to the LP Merger to be duly executed and filed with the Delaware SOS in accordance with the DLLCA (the “LP Certificate of Merger”) and (ii) make any other filings, recordings or 13 \\DC - 769032/000001 - 15587362 v40 publications required to be made by CCIT II, GCEAR, CCIT II LP, or the LP Surviving Entity under the DLLCA in connection with the LP Merger. The LP Merger shall become effective at such time as the LP Certificate of Merger is accepted for record by the Delaware SOS or on such other date and time (not to exceed thirty (30) days after the LP Certificate of Merger is accepted for record by the Delaware SOS) as specified in the LP Certificate of Merger (such date and time, the “LP Merger Effective Time”), it being understood and agreed that the Parties shall cause the LP Merger Effective Time to occur on the Closing Date and concurrently with the Partnership Merger Effective Time. (c) On the Closing Date, and immediately after the filing of the LP Certificate of Merger and the Partnership Certificate of Merger, CCIT II, GCEAR and Merger Sub shall (i) cause articles of merger with respect to the REIT Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL and the MLLCA (the “REIT Articles of Merger”) and (ii) make any other filings, recordings or publications required to be made by CCIT II, GCEAR or the REIT Surviving Entity under the MGCL or MLLCA in connection with the REIT Merger. The REIT Merger shall become effective at such time as the REIT Articles of Merger are accepted for record by the SDAT or on such other date and time (not to exceed thirty (30) days after the REIT Articles of Merger are accepted for record by the SDAT) as specified in the REIT Articles of Merger (such date and time, the “REIT Merger Effective Time”), it being understood and agreed that the Parties shall cause the REIT Merger Effective Time to occur on the Closing Date immediately after the Partnership Merger Effective Time and the LP Merger Effective Time. Section 2.5 Organizational Documents of the Surviving Entities. (a) At the REIT Merger Effective Time, the GCEAR Charter shall remain in effect as the charter of GCEAR until thereafter amended in accordance with applicable Law and the applicable provisions of the GCEAR Charter. (b) At the REIT Merger Effective Time and by virtue of the REIT Merger, (i) the articles of organization of Merger Sub as in effect immediately prior to the REIT Merger Effective Time shall be the articles of organization of the REIT Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such articles of organization, and (ii) the operating agreement of Merger Sub as in effect immediately prior to the REIT Merger Effective Time shall be the operating agreement of the REIT Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of the REIT Surviving Entity’s articles of organization and operating agreement. (c) At the Partnership Merger Effective Time and by virtue of the Partnership Merger, (i) the certificate of limited partnership of the CCIT II Operating Partnership as in effect immediately prior to the Partnership Merger Effective Time shall be the certificate of limited partnership of the Partnership Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of limited partnership, and (ii) the CCIT II Partnership Agreement as in effect immediately prior to the Partnership Merger Effective Time shall be the limited partnership agreement of the Partnership Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of the Partnership Surviving Entity’s certificate of limited partnership and limited partnership agreement. (d) At the LP Merger Effective Time and by virtue of the LP Merger, (i) the certificate of formation of LP Merger Sub as in effect immediately prior to the LP Merger Effective Time shall be the certificate of formation of the LP Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of limited partnership, and (ii) the operating agreement of LP Merger Sub as in effect immediately prior to the LP Merger Effective Time shall be the operating agreement of the LP Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of the LP Surviving Entity’s certificate of formation and operating agreement. Section 2.6 Tax Treatment of Mergers. The Parties intend that, for United States federal income tax purposes (and, where applicable, state and local income tax purposes), (i) the REIT Merger shall qualify as a 14 \\DC - 769032/000001 - 15587362 v40

“reorganization” under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and (ii) the Partnership Merger and the LP Merger together shall be treated as a contribution by CCIT II of all of its assets, subject to all of its liabilities, to the GCEAR Operating Partnership in exchange for partnership interests of the GCEAR Operating Partnership pursuant to Section 721 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local Law), all Parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Mergers described in this Section 2.6, and no Party shall take a position inconsistent with such treatment. ARTICLE 3 EFFECTS OF THE MERGERS Section 3.1 Effects of the Mergers. (a) The REIT Merger. At the REIT Merger Effective Time and by virtue of the REIT Merger and without any further action on the part of CCIT II, GCEAR or Merger Sub or the holders of any securities of CCIT II, GCEAR or Merger Sub: (i) Subject to Section 3.1(d) and Section 3.4, each Eligible Share will be converted into the right to receive from GCEAR the number of duly authorized, validly issued, fully paid and nonassessable shares of GCEAR Class E Common Stock equal to the Exchange Ratio, subject to the treatment of fractional shares of GCEAR Class E Common Stock in accordance with Section 3.1(f) (the “REIT Merger Consideration”); (ii) All Eligible Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except for the right to receive the REIT Merger Consideration therefor in accordance with this Agreement; (iii) All Excluded Shares shall automatically be cancelled and shall cease to exist, and no REIT Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto, in connection with or as a consequence of the REIT Merger; and (iv) Each membership interest of Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain outstanding and, collectively, shall constitute the only issued and outstanding membership interests of the REIT Surviving Entity. (b) The Partnership Merger. At the Partnership Merger Effective Time and by virtue of the Partnership Merger and without any further action on the part of CCIT II, GCEAR, the CCIT II Operating Partnership or OP Merger Sub or the holders of any securities of CCIT II, GCEAR, the CCIT II Operating Partnership or OP Merger Sub: (i) (A) Subject to Section 3.1(d) and Section 3.4, each CCIT II Operating Partnership Unit that is held by CCIT II will be converted into the right to receive from the GCEAR Operating Partnership the number of GCEAR OP Class E Units (referred to herein as the “New GCEAR OP Class E Units”) equal to the Partnership Exchange Ratio, subject to the treatment of fractional units of New GCEAR OP Class E Units in accordance with Section 3.1(f) (the “Partnership Merger Consideration”), and CCIT II will be admitted as a limited partner of the GCEAR Operating Partnership in accordance with the terms of the GCEAR Partnership Agreement; and (B) each CCIT II Operating Partnership Unit that is held by CCIT II LP will automatically be cancelled and cease to exist, and no consideration shall be paid, nor shall any other payment or right inure or be made with respect therein or in connection with or as a consequence of the Partnership Merger; and 15 \\DC - 769032/000001 - 15587362 v40

(ii) (A) All of the limited liability company interests in OP Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time that are held by New GP Sub will be cancelled and converted into the general partner interest in the Partnership Surviving Entity and New GP Sub will be admitted as the general partner of the Partnership Surviving Entity and (B) all of the limited liability company interests in OP Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time that are held by LP Merger Sub will be cancelled and converted into a limited partner interest in the Partnership Surviving Entity and LP Merger Sub will be admitted as a limited partner of the Partnership Surviving Entity. (c) The LP Merger. At the LP Merger Effective Time and by virtue of the LP Merger and without any further action on the part of CCIT II, GCEAR, CCIT II LP or LP Merger Sub or the holders of any securities of CCIT II, GCEAR, CCIT II LP or LP Merger Sub: (i) all of the limited liability company interests in CCIT II LP issued and outstanding immediately prior to the LP Merger Effective Time will automatically be cancelled and cease to exist, and no consideration shall be paid, nor shall any other payment or right inure or be made with respect therein or in connection with or as a consequence of the LP Merger; and (ii) all of the limited liability company interests in LP Merger Sub issued and outstanding immediately prior to the LP Merger Effective Time will automatically be converted into limited liability company interests of the LP Surviving Entity. (d) Adjustment of the Merger Consideration. Between the date of this Agreement and the REIT Merger Effective Time and the Partnership Merger Effective Time, as applicable, if the issued and outstanding shares of CCIT II Common Stock, securities convertible or exchangeable into or exercisable for shares of CCIT II Common Stock, shares of GCEAR Common Stock or securities convertible, exchangeable into or exercisable for shares of GCEAR Common Stock, GCEAR Operating Partnership Units or CCIT II Operating Partnership Units shall have been changed into a different number of shares or other securities or a different class by reason of any stock split (whether forward or reverse), combination, reclassification, reorganization, recapitalization, distribution, merger or exchange or other similar transaction, or a stock dividend having a record date within such period shall have been declared, then (without limiting any other rights of the Parties hereunder), the Exchange Ratio and the Partnership Exchange Ratio, as applicable, shall be ratably adjusted to reflect fully the effect of any such change, and thereafter all references to the Exchange Ratio and the Partnership Exchange Ratio, as applicable, shall be deemed to be the Exchange Ratio and the Partnership Exchange Ratio, respectively, as so adjusted. For the avoidance of doubt, (i) no adjustment shall be made pursuant to this Section 3.1(d) for (A) any shares of GCEAR Common Stock issued pursuant to GCEAR’s distribution reinvestment plan or (B) any shares of GCEAR Common Stock redeemed pursuant to GCEAR’s share redemption program and (ii) nothing in this Section 3.1(d) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement. (e) Transfer Books. From and after the REIT Merger Effective Time, the share transfer books of CCIT II shall be closed, and thereafter there shall be no further registration of transfers of CCIT II Common Stock. From and after the REIT Merger Effective Time, Persons who held outstanding shares of CCIT II Common Stock immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable Law. (f) Fractional Shares and Units. Notwithstanding anything to the contrary in this Agreement, (i) no fractional shares of GCEAR Common Stock less than 1/1,000th of a share shall be issued pursuant to this Agreement and, in lieu thereof, such fractional shares a Person would otherwise be entitled to receive pursuant to this Agreement, but for this Section 3.1(f), shall be aggregated and rounded up to the nearest 1/1,000th of a share, and (ii) no fractional unit of GCEAR OP Class E Units less than 1/1,000th of a unit shall be issued pursuant to this Agreement and, in lieu thereof, such fractional units a Person would otherwise be entitled to receive pursuant to this Agreement, but for this Section 3.1(f), shall be aggregated and rounded up to the nearest 1/1,000th of a unit. 16 \\DC - 769032/000001 - 15587362 v40

Section 3.2 CCIT II Restricted Share Awards. (a) As of the REIT Merger Effective Time, each restricted share of CCIT II Class A Common Stock granted under the CCIT II Equity Incentive Plan, whether vested or unvested, issued and outstanding as of immediately prior to the REIT Merger Effective Time (a “CCIT II Restricted Share Award”) shall, by virtue of the REIT Merger and without any further action on the part of CCIT II, GCEAR or Merger Sub or the holder of any such securities, cease to represent a restricted share of CCIT II Class A Common Stock, and each holder thereof shall cease to have any rights with respect thereto, except for the right to receive the REIT Merger Consideration, subject to the terms and conditions of Section 3.1(a)(i), as if the shares of CCIT II Class A Common Stock subject to such CCIT II Restricted Share Award were Eligible Shares; provided, however, for the avoidance of doubt, amounts deductible pursuant to and in accordance with Section 3.4 shall include such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax Law with respect to the lapsing of any restrictions on CCIT II Restricted Share Awards. (b) Prior to or at the REIT Merger Effective Time, CCIT II, the CCIT II Board, GCEAR, and the GCEAR Board shall adopt any resolutions and take any actions necessary to (i) effectuate the provisions of this Section 3.2 and (ii) with respect to CCIT II, to terminate the CCIT II Equity Incentive Plan effective as of the REIT Merger Effective Time and ensure that from and after the REIT Merger Effective Time neither GCEAR nor the REIT Surviving Entity will be required to deliver shares of CCIT II Common Stock or other capital stock of CCIT II to any Person pursuant to or in settlement of any equity awards of CCIT II. Section 3.3 Exchange Procedures. (a) As soon as reasonably practicable after the REIT Merger Effective Time, GCEAR shall issue, and shall cause DST Systems, Inc., or any successor transfer agent of GCEAR (the “Transfer Agent”), to record on the stock records of GCEAR the issuance of, shares of GCEAR Common Stock (including any fractional shares thereof) equal to the REIT Merger Consideration that is issuable to each holder of Eligible Shares pursuant to Section 3.1 and each holder of CCIT II Restricted Share Awards pursuant to Section 3.2. For the avoidance of doubt, payment of the REIT Merger Consideration shall only be made to the Person in whose name the relevant Eligible Shares are registered in the stock transfer books of CCIT II as of the REIT Merger Effective Time. (b) None of GCEAR, CCIT II, the REIT Surviving Entity, the Transfer Agent, or any employee, officer, director, agent or Affiliate of such entities, shall be liable to any Person in respect of any REIT Merger Consideration (or the appropriate portion thereof) that has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts so delivered that remain unclaimed by holders of Eligible Shares immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of GCEAR free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto. (c) No interest shall be paid or accrued on the REIT Merger Consideration (or any amounts in respect thereof, including any dividends payable on shares of GCEAR Common Stock) for the benefit of holders of Eligible Shares or CCIT II Restricted Share Awards. Section 3.4 Withholding Rights. Each and any of GCEAR, CCIT II, the REIT Surviving Entity, GCEAR Operating Partnership, CCIT II Operating Partnership, CCIT II LP, LP Merger Sub, OP Merger Sub, the Partnership Surviving Entity, the LP Surviving Entity or the Transfer Agent, or any of their agents, as applicable, shall be entitled to deduct and withhold from the REIT Merger Consideration and the Partnership Merger Consideration, as applicable, and any other amounts otherwise payable pursuant to this Agreement to any holder of CCIT II Common Stock or CCIT II Operating Partnership Units such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be timely paid to the applicable Governmental Authority in 17 \\DC - 769032/000001 - 15587362 v40

accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Section 3.5 Dissenters Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement. Section 3.6 General Effects of the Mergers. (a) At the REIT Merger Effective Time, the effect of the REIT Merger shall be as set forth in this Agreement and the REIT Articles of Merger and as provided in the applicable provisions of the MGCL and the MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the REIT Merger Effective Time, all of the property, rights, privileges, powers and franchises of CCIT II and Merger Sub shall vest in the REIT Surviving Entity, and all debts, liabilities and duties of CCIT II and Merger Sub shall become the debts, liabilities and duties of the REIT Surviving Entity. (b) At the Partnership Merger Effective Time, the effect of the Partnership Merger shall be as set forth in this Agreement and the Partnership Certificate of Merger and as provided in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all of the property, rights, privileges, powers and franchises of the CCIT II Operating Partnership and OP Merger Sub shall vest in the Partnership Surviving Entity, and all debts, liabilities and duties of the CCIT II Operating Partnership and OP Merger Sub shall become the debts, liabilities and duties of the Partnership Surviving Entity. (c) At the LP Merger Effective Time, the effect of the LP Merger shall be as set forth in this Agreement and the LP Certificate of Merger and as provided in the applicable provisions of the DRULPA and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the LP Merger Effective Time, all of the property, rights, privileges, powers and franchises of CCIT II LP and LP Merger Sub shall vest in the LP Surviving Entity, and all debts, liabilities and duties of CCIT II LP and LP Merger Sub shall become the debts, liabilities and duties of the LP Surviving Entity. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE CCIT II PARTIES Except as set forth in (a) the disclosure letter prepared by CCIT II and delivered by CCIT II to GCEAR prior to the execution and delivery of this Agreement (the “CCIT II Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the CCIT II Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face, or (b) the CCIT II SEC Documents publicly filed with or publicly furnished to the SEC on or after December 31, 2019 and prior to the date of this Agreement, excluding any information or documents incorporated by reference therein or filed as exhibits thereto and any disclosures set forth or referenced in any risk factor section, forward-looking statements section or in any other section therein to the extent they are forward-looking statements or cautionary, non-specific, predictive or forward-looking in nature (and then only to the extent that the relevance of any disclosed event, item or occurrence in such filings to a matter covered by a representation or warranty set forth in this Article 4 is reasonably apparent on its face), the CCIT II Parties hereby jointly and severally represent and warrant as of the date hereof (except to the extent that such representations and warranties expressly relate to another date, in which case as of such other date) to the GCEAR Parties that: Section 4.1 Organization and Qualification; Subsidiaries. (a) CCIT II is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its 18 \\DC - 769032/000001 - 15587362 v40 properties and to carry on its business as it is now being conducted. CCIT II is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. (b) Each CCIT II Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each CCIT II Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. (c) Section 4.1(c) of the CCIT II Disclosure Letter sets forth a true and complete list of the CCIT II Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which CCIT II and the CCIT II Subsidiaries are qualified or licensed to do business, and the percentage of interest held, directly or indirectly, by CCIT II in each CCIT II Subsidiary, including a list of each CCIT II Subsidiary that is (i) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”), (ii) a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code (each a “Taxable REIT Subsidiary”) and (iii) an entity taxable as a corporation under the Code that is neither a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary. (d) Neither CCIT II nor any CCIT II Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the CCIT II Subsidiaries and investments in short-term investment securities). (e) CCIT II has made available to GCEAR complete and correct copies of the CCIT II Governing Documents, which are in full force and effect as of the date of this Agreement. Each of the CCIT II Parties is in compliance with the terms of its CCIT II Governing Documents. True and complete copies of the CCIT II Parties’ minute books, as applicable, since January 1, 2017 have been made available by CCIT II to GCEAR. (f) CCIT II has not exempted any “Person” from the “Aggregate Share Ownership Limit” or the “Common Share Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the CCIT II Charter, which exemption or Excepted Holder Limit is currently in effect. Section 4.2 Authority; Approval Required. (a) Each of the CCIT II Parties has the requisite corporate, limited partnership or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to receipt of the Stockholder Approval in the case of CCIT II, to consummate the transactions contemplated by this Agreement, including the REIT Merger, Partnership Merger and LP Merger, as applicable. The execution and delivery of this Agreement by each of the CCIT II Parties and the consummation by the CCIT II Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, limited partnership or limited liability company action, and no other corporate, limited partnership or limited liability company proceedings on the part of the CCIT II Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to (i) receipt of the Stockholder Approval, (ii) the filing of Articles of Amendment relating to the Charter Amendment with, and acceptance for record of such Articles of Amendment, by the SDAT, (iii) the filing of the Partnership Certificate of Merger with, and acceptance for record of such Partnership Certificate of Merger by, the Delaware SOS, (iv) the filing of the LP Certificate of Merger with, and acceptance for record of such LP Certificate of Merger by, the 19 \\DC - 769032/000001 - 15587362 v40

Delaware SOS, and (v) the filing of the REIT Articles of Merger with, and acceptance for record of such REIT Articles of Merger by, the SDAT. (b) This Agreement has been duly executed and delivered by each of the CCIT II Parties and, assuming due authorization, execution and delivery by the GCEAR Parties, constitutes a legally valid and binding obligation of each of the CCIT II Parties, enforceable against the CCIT II Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). (c) On the recommendation of the CCIT II Special Committee, the CCIT II Board (including a majority of “Independent Directors” (as such term is defined in the CCIT II Charter)) not otherwise interested in the Mergers has (i) determined that the terms of this Agreement, the Mergers, the Charter Amendment and the other transactions contemplated by this Agreement are advisable and in the best interest of CCIT II, (ii) approved and authorized the execution and delivery of this Agreement, and declared advisable the Mergers, the Charter Amendment and the other transactions contemplated by this Agreement, (iii) directed that the REIT Merger and the Charter Amendment and the transactions contemplated by this Agreement be submitted to a vote of the holders of CCIT II Common Stock and (iv) except as may be permitted pursuant to Section 7.3, resolved to include the CCIT II Board recommendation to holders of CCIT II Common Stock to vote in favor of approval of the REIT Merger and the Charter Amendment and the other transactions contemplated by this Agreement (such recommendation, the “CCIT II Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3. (d) Other than as set forth in Sections 4.2(e) and (f) below, the Stockholder Approval is the only vote of the holders of securities of the CCIT II Parties required to approve the Mergers, the Charter Amendment and the other transactions contemplated by this Agreement. (e) CCIT II, as the sole general partner of the CCIT II Operating Partnership, has approved this Agreement and the Partnership Merger. (f) CCIT II, as the sole member of CCIT II LP, has approved this Agreement and the LP Merger. Section 4.3 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of the CCIT II Parties does not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the Stockholder Approval, conflict with or violate any provision of (A) the CCIT II Governing Documents or (B) any equivalent organizational or governing documents of any other CCIT II Subsidiary, (ii) assuming (solely with respect to performance of this Agreement) compliance with the matters referred to in Section 4.3(b), conflict with or violate any Law or Environmental Permit applicable to CCIT II or any CCIT II Subsidiary or by which any property or asset of CCIT II or any CCIT II Subsidiary is bound, (iii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, or a default under, or give rise to any Lien, acceleration of remedies, right of termination, purchase, first offer or forced sale under, any Contract of CCIT II or any CCIT II Subsidiary or related to any of their respective properties, or (iv) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under the terms, conditions or provisions of the CMFT Merger Agreement, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. (b) No filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by CCIT II or any CCIT II Subsidiary with, nor are any required to be made or obtained by, CCIT II or any CCIT II Subsidiary with or from any Governmental Authority in connection with the execution, 20 \\DC - 769032/000001 - 15587362 v40 delivery and performance of this Agreement by CCIT II and the CCIT II Subsidiaries and the consummation of the Mergers or the other transactions contemplated hereby, or in connection with the continuing operation of the business of CCIT II and the CCIT II Subsidiaries following the REIT Merger Effective Time, except (i) the filing of the Proxy Statement and Form S-4 and the declaration of effectiveness of the Form S-4 and such other reports under or compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Amendment relating to the Charter Amendment with, and the acceptance for record of such Articles of Amendment by, the SDAT, (iii) the filing of the Partnership Certificate of Merger with, and acceptance for record of such Partnership Certificate of Merger by, the Delaware SOS, (iv) the filing of the LP Certificate of Merger with, and acceptance for record of such LP Certificate of Merger by, the Delaware SOS, and (v) the filing of the REIT Articles of Merger with, and the acceptance for record of such REIT Articles of Merger by, the SDAT pursuant to the MGCL, the DRULPA, the MLLCA and the DLLCA, as applicable, (vi) the filings and approvals as may be required by any applicable state securities or “blue sky” Laws and (vii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, notifications or reports, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. As of the date hereof, to the Knowledge of CCIT II, there is no reason why the necessary approvals referenced in clause (vii) of the preceding sentence will not be received in order to permit consummation of the Mergers on a timely basis. Section 4.4 Capital Structure. (a) The authorized capital stock of CCIT II consists of 500,000,000 shares of capital stock, of which 245,000,000 shares are designated as Class A common stock, $0.01 par value per share (“CCIT II Class A Common Stock”) and 245,000,000 shares are designated as Class T common stock, $0.01 par value per share (“CCIT II Class T Common Stock”), and 10,000,000 shares are designated as preferred stock, $0.01 par value per share (“CCIT II Preferred Stock”). At the close of business on October 26, 2020, (i) 64,561,321 shares of CCIT II Class A Common Stock (inclusive of 37,522 CCIT II Restricted Share Awards) and 2,577,808 shares of CCIT II Class T Common Stock were issued and outstanding, (ii) no shares of CCIT II Preferred Stock were issued and outstanding, (iii) 400,000 shares of CCIT II Class A Common Stock were reserved for issuance under the CCIT II Equity Incentive Plan and (iv) 362,478 shares of CCIT II Class A Common Stock remained available for grant under the CCIT II Equity Incentive Plan. All of the outstanding shares of capital stock of CCIT II are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws. Except as set forth in this Section 4.4(a), there is no other outstanding capital stock of CCIT II. (b) All of the outstanding shares of capital stock of each of the CCIT II Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the CCIT II Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued and holders thereof have no obligation to make any further payments solely by reason of their ownership thereof. All shares of capital stock of (or other ownership interests in) each of the CCIT II Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and, to the extent applicable, nonassessable. CCIT II owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the CCIT II Subsidiaries, including the CCIT II Operating Partnership and CCIT II LP, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights. All of the CCIT II Operating Partnership Units and all of the limited liability company interests in CCIT II LP are duly authorized and validly issued and were issued in compliance with applicable securities Laws. (c) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of CCIT II or any CCIT II Subsidiary issued and outstanding (“CCIT II Voting Debt”). There are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which CCIT II or any of the CCIT II Subsidiaries is a party or by which any of them is bound obligating CCIT II or any of the CCIT II Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights 21 \\DC - 769032/000001 - 15587362 v40 the value of which is determined in whole or in part by the value of any equity security of CCIT II or any CCIT II Subsidiary or securities convertible into or exchangeable for such shares or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, CCIT II Voting Debt or other equity interests. (d) Neither CCIT II nor any CCIT II Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of CCIT II or any of the CCIT II Subsidiaries. Neither CCIT II nor any CCIT II Subsidiary has granted any registration rights on any of its capital stock. No CCIT II Common Stock is owned by any CCIT II Subsidiary. (e) CCIT II does not have a “poison pill” or similar stockholder rights plan. (f) All dividends or other distributions on the shares of CCIT II Common Stock or units of interest of the CCIT II Operating Partnership and any material dividends or other distributions on any securities of any CCIT II Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable). Section 4.5 SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws. (a) CCIT II has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules and reports required to be filed or furnished by CCIT II under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) since January 1, 2018 (the forms, documents, certifications, statements, schedules, reports (including the financial statements referenced in Section 4.5(e)) filed with the SEC since January 1, 2018, including those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “CCIT II SEC Documents”). (b) As of their respective filing dates, the CCIT II SEC Documents (i) complied, or with respect to CCIT II SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act, and (ii) did not, or with respect to CCIT II SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the CCIT II SEC Documents is, to the Knowledge of CCIT II, the subject of ongoing SEC review or threatened review, and CCIT II does not have any outstanding and unresolved comments from the SEC with respect to any CCIT II SEC Documents. None of the CCIT II SEC Documents is the subject of any confidential treatment request by CCIT II. (c) CCIT II has made available to GCEAR complete and correct copies of all written correspondence between the SEC, on the one hand, and CCIT II, on the other hand, since December 31, 2018. No CCIT II Subsidiary is separately subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. (d) At all applicable times, CCIT II has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. (e) The consolidated audited and unaudited financial statements of CCIT II and the CCIT II Subsidiaries included, or incorporated by reference, in the CCIT II SEC Documents, including the related notes and schedules, (i) have been or will be, as the case may be, prepared from the books and records of CCIT II and CCIT II Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in 22 \\DC - 769032/000001 - 15587362 v40 all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act, which such adjustments are not, individually or in the aggregate, material to CCIT II) and (iv) fairly present, or will fairly present, as the case may be, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of CCIT II and the CCIT II Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows of CCIT II and the CCIT II Subsidiaries for the periods presented therein. (f) (A) CCIT II maintains disclosure controls and procedures (as defined in Rules 13a- 15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by CCIT II in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to CCIT II’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of CCIT II required under the Exchange Act with respect to such reports, and (B) such disclosure controls and procedures are effective in timely alerting CCIT II’s principal executive officer and principal financial officer to material information required to be included in CCIT II’s periodic reports required under the Exchange Act. CCIT II and CCIT II Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d- 15(f) under the Exchange Act) reasonably designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorizations, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) that accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. CCIT II has disclosed to CCIT II’s auditors and audit committee (and made summaries of such disclosures available to GCEAR), based on the most recent evaluation by its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect CCIT II’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. (g) CCIT II is not, and none of the CCIT II Subsidiaries is, a party to, and neither CCIT II nor any CCIT II Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among CCIT II and any CCIT II Subsidiary, on the one hand, and any unconsolidated Affiliate of CCIT II or any CCIT II Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, CCIT II, any CCIT II Subsidiary or CCIT II’s or such CCIT II Subsidiary’s audited financial statements or other CCIT II SEC Documents. (h) Neither CCIT II nor any CCIT II Subsidiary is required to be registered as an investment company under the Investment Company Act. (i) CCIT II and CCIT II Subsidiaries (including in each case any of their officers and directors) have complied and are in compliance with applicable Anti-Corruption Laws. Neither CCIT II nor any 23 \\DC - 769032/000001 - 15587362 v40

CCIT II Subsidiary nor, to the Knowledge of CCIT II, any director, officer or Representative of CCIT II or any CCIT II Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither CCIT II nor any CCIT II Subsidiary has received any written communication that alleges that CCIT II or any CCIT II Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law. Section 4.6 Absence of Certain Changes or Events. Since December 31, 2019 through the date of this Agreement, (a) except for the entry into and termination of the CMFT Merger Agreement and the discussions and negotiations related thereto, the payment of the CMFT Termination Payment and the execution and delivery of this Agreement and the discussions and negotiations related thereto, (i) CCIT II and each CCIT II Subsidiary have conducted their respective business in all material respects in the ordinary course of business consistent with past practice, and (ii) neither CCIT II nor any CCIT II Subsidiary has taken any action that would have been prohibited by Section 6.1(b) (Conduct of Business by CCIT II) if taken from and after the date of this Agreement and (b) there has not been any CCIT II Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a CCIT II Material Adverse Effect. Section 4.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of CCIT II dated as of December 31, 2019 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2019, neither CCIT II nor any CCIT II Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a CCIT II Material Adverse Effect. Section 4.8 Permits; Compliance with Law. (a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.11, which are addressed solely in that Section, CCIT II and each CCIT II Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority (“Permits”) necessary for CCIT II and each CCIT II Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “CCIT II Permits”), and all such CCIT II Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the CCIT II Permits, individually, or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. CCIT II has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. No event has occurred with respect to any of the CCIT II Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material 24 \\DC - 769032/000001 - 15587362 v40 impairment of the rights of the holder of any such CCIT II Permits. Neither CCIT II nor any of the CCIT II Subsidiaries has received any notice indicating, nor to the Knowledge of CCIT II, is there any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of CCIT II or the CCIT II Subsidiaries or the CCIT II Properties that impairs the validity of any CCIT II Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any CCIT II Permit, except where the impairment or revocation of any such CCIT II Permits, individually, or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. (b) Since January 1, 2018, neither CCIT II nor any CCIT II Subsidiary has been in conflict with, or in default or violation of, (i) any Law applicable to CCIT II or any CCIT II Subsidiary or by which any property or asset of CCIT II or any CCIT II Subsidiary is bound (except for compliance with Laws addressed in Section 4.10, Section 4.11, Section 4.13 and Section 4.16 which are solely addressed in those Sections) or (ii) any CCIT II Permits (except for the CCIT II Permits addressed in Section 4.11, which are solely addressed in that Section), except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. Section 4.9 Litigation. There is no material Action to which CCIT II or any CCIT II Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of CCIT II, threatened before any Governmental Authority and, to the Knowledge of CCIT II, there is no basis for any such Action. Neither CCIT II nor any CCIT II Subsidiary has been permanently or temporarily enjoined by any Order from engaging in or continuing to conduct the business of CCIT II or the CCIT II Subsidiaries. No Order has been issued in any proceeding to which CCIT II or any of the CCIT II Subsidiaries is or was a party, or, to the Knowledge of CCIT II, in any other proceeding, that enjoins or requires CCIT II or any of the CCIT II Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Section 4.10 Properties. (a) CCIT II has made available to GCEAR a list of each parcel of real property currently owned or ground leased by CCIT II or any CCIT II Subsidiary, together with the applicable CCIT II Subsidiary owning or leasing such property. Except as would not reasonably be expected to be material to CCIT II or the CCIT II Subsidiaries, taken as a whole, CCIT II or a CCIT II Subsidiary has good, marketable and insurable indefeasible fee simple title or valid leasehold interest to each of the owned CCIT II Properties, free and clear of Liens, except for Permitted Liens. Except as would not reasonably be expected to have a CCIT II Material Adverse Effect, (i) neither CCIT II nor any CCIT II Subsidiary has received written notice of any uncured violation of any Law affecting any portion of any of the CCIT II Properties issued by any Governmental Authority and (ii) neither CCIT II nor any CCIT II Subsidiary has received written notice to the effect that there is any (A) condemnation or rezoning proceeding that is pending or, to the Knowledge of CCIT II, threatened with respect to any of the CCIT II Properties or (B) zoning, building or similar Law that is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the CCIT II Properties or by the continued maintenance, operation or use of the parking areas associated with the CCIT II Properties. (b) CCIT II has not received written notice of, nor does CCIT II have any Knowledge of, any latent defects or adverse physical conditions affecting any of the CCIT II Properties or the improvements thereon, except as has not had and would not reasonably be expected to have a CCIT II Material Adverse Effect. (c) CCIT II and the CCIT II Subsidiaries have good title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them except as would not reasonably be expected to be material to CCIT II or the CCIT II Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to CCIT II or the CCIT II Subsidiaries, taken as a whole, neither CCIT II’s nor the CCIT II Subsidiaries’ ownership of any such personal property is subject to any Liens, other than Permitted Liens. (d) A policy of title insurance has been issued for each CCIT II Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by CCIT II or the applicable CCIT II 25 \\DC - 769032/000001 - 15587362 v40

Subsidiary with respect to CCIT II Properties that are not subject to ground leases and (B) a valid leasehold estate held by CCIT II or the applicable CCIT II Subsidiary that are subject to ground leases and (ii) to the Knowledge of CCIT II, such insurance policies are in full force and effect. Section 4.11 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect: (i) no written notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of CCIT II, is threatened, in each case relating to CCIT II or any of the CCIT II Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; (ii) CCIT II and the CCIT II Subsidiaries are, and for the past year, have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) CCIT II and each of the CCIT II Subsidiaries is in possession of all Environmental Permits necessary for CCIT II and each CCIT II Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect; (iv) any and all Hazardous Substances disposed of by CCIT II and each CCIT II Subsidiary since January 1, 2015 were disposed in accordance with all applicable Environmental Laws and Environmental Permits; (v) CCIT II and the CCIT II Subsidiaries are not subject to any Order, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or with respect to any Hazardous Substance; and (vi) there are no liabilities or obligations of CCIT II or any of the CCIT II Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance, and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation. Section 4.12 Material Contracts. (a) Each Contract required to be filed (or incorporated by reference) as an exhibit to any CCIT II SEC Document filed on or after January 1, 2020 pursuant to Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act has been so filed (or incorporated by reference) (such Contracts, together with those Contracts described in Section 4.12(b), “CCIT II Material Contracts”). (b) Other than the Contracts described in Section 4.12(a) and except for this Agreement, Section 4.12(b) of the CCIT II Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto, to which CCIT II or any CCIT II Subsidiary is a party or by which it is bound or to which any CCIT II Property or other material asset is subject, that: (i) obligates CCIT II or any CCIT II Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of two million five hundred thousand dollars ($2,500,000) and is not cancelable within ninety (90) days without material penalty to CCIT II or any CCIT II Subsidiary; (ii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that materially restricts the business of CCIT II or any CCIT II Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by CCIT II or any CCIT II Subsidiary or the geographic area in which CCIT II or any CCIT II Subsidiary may conduct business; (iii) obligates CCIT II or any CCIT II Subsidiary to indemnify any past or present directors, officers, or employees of CCIT II or any CCIT II Subsidiary, other than the CCIT II Governing Documents or any equivalent organizational or governing documents of any other CCIT II Subsidiary; (iv) constitutes (A) an Indebtedness obligation of CCIT II or any CCIT II Subsidiary with a principal amount as of the date hereof greater than fifty million dollars ($50,000,000) or (B) a Contract 26 \\DC - 769032/000001 - 15587362 v40

(including any so called take-or-pay or keepwell agreements) under which (1) any Person (including CCIT II or a CCIT II Subsidiary) has directly or indirectly guaranteed Indebtedness, liabilities or obligations of CCIT II or a CCIT II Subsidiary or (2) CCIT II or a CCIT II Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person (other than CCIT II or another CCIT II Subsidiary); (v) provides for the pending purchase or sale, option to purchase or sell or other right to purchase, sell, dispose of or ground lease (by merger, by purchase or sale of assets or stock, by lease or otherwise) (other than any right of first refusal or right of first offer) of (A) any real property (including any CCIT II Property or any portion thereof) or (B) any other asset of CCIT II or any CCIT II Subsidiary or equity interests of any Person, in the case of (A) and (B) with a purchase or sale price greater than two million five hundred thousand dollars ($2,500,000); (vi) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type; (vii) constitutes a loan to any Person (other than a Wholly Owned CCIT II Subsidiary) by CCIT II or any CCIT II Subsidiary; (viii) sets forth the operational or economic terms of a joint venture, partnership, limited liability company or strategic alliance of CCIT II or any CCIT II Subsidiary with a third party; (ix) prohibits the pledging of the capital stock of CCIT II or any CCIT II Subsidiary or prohibits the issuance of guarantees by any CCIT II Subsidiary; (x) contains covenants limiting the ability of CCIT II or any CCIT II Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets or business of CCIT II or any CCIT II Subsidiary; (xi) contains restrictions on the ability of CCIT II or any CCIT II Subsidiary to pay dividends or other distributions, other than the CCIT II Governing Documents or any equivalent organizational or governing documents of any other CCIT II Subsidiary; (xii) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of two million five hundred thousand dollars ($2,500,000); (xiii) provides for the management or operation of any of the CCIT II Properties on behalf of CCIT II or any CCIT II Subsidiary by any third party; (xiv) is a lease, sublease, license or other rental agreement or occupancy agreement (written or verbal) which grants any possessory interest in and to any space situated on or in the CCIT II Properties or that otherwise gives rights with regard to the use of the CCIT II Properties pursuant to which CCIT II or any CCIT II Subsidiary expects to receive annualized rental income per year in excess of eight million seven hundred forty thousand dollars ($8,740,000) as of June 30, 2020; (xv) is a ground lease under which CCIT II or a CCIT II Subsidiary holds a leasehold interest in the CCIT II Properties or any portion thereof; (xvi) provides a right of first refusal or right of first offer of any real property (including any CCIT II Property or any portion thereof) having annualized straight-line rents as of June 30, 2020 representing greater than 1.0% of CCIT II’s rental revenues for the year ended December 31, 2019; or (xvii) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to CCIT II and the CCIT II Subsidiaries, taken as a whole. 27 \\DC - 769032/000001 - 15587362 v40

(c) Each CCIT II Material Contract is legal, valid, binding on and enforceable against CCIT II or the CCIT II Subsidiary that is a party thereto and, to the Knowledge of CCIT II, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as would not, individually or in the aggregate, reasonably be expected to be material to CCIT II and the CCIT II Subsidiaries, taken as a whole, CCIT II and each CCIT II Subsidiary has performed all obligations required to be performed by it under each CCIT II Material Contract and, to the Knowledge of CCIT II, each other party thereto has performed all obligations required to be performed by it under such CCIT II Material Contract. None of CCIT II, any CCIT II Subsidiary or, to the Knowledge of CCIT II, any other party thereto, is in breach or violation of, or default under, any CCIT II Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any CCIT II Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to be material to CCIT II and the CCIT II Subsidiaries, taken as a whole. Neither CCIT II nor any CCIT II Subsidiary has received written notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any CCIT II Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect. (d) Since December 31, 2019, (i) neither CCIT II nor any CCIT II Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any CCIT II Material Contract, (ii) no party has exercised, or threatened to exercise, any force majeure or similar provision under any CCIT II Material Contract and (iii) no party has sought to, or threatened to, withhold or otherwise delay amounts payable to CCIT II or any CCIT II Subsidiary under any CCIT II Material Contract as a result of COVID-19 or the COVID-19 Measures (whether or not CCIT II or such CCIT II Subsidiary granted any forgiveness or deferral). (e) Neither CCIT II nor any CCIT II Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator. Section 4.13 Taxes. (a) CCIT II and each CCIT II Subsidiary has timely filed with the appropriate Governmental Authority all U.S. federal and state income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns are complete and correct in all material respects. CCIT II and each CCIT II Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and complete copies of all United States federal income Tax Returns that have been filed with the IRS by CCIT II and each CCIT II Subsidiary with respect to the taxable years ending on or after December 31, 2014 have been made available to GCEAR. No written claim has been proposed by any Governmental Authority in any jurisdiction where CCIT II or any CCIT II Subsidiary do not file Tax Returns that CCIT II or any CCIT II Subsidiary is or may be subject to Tax by such jurisdiction. (b) Beginning with CCIT II’s taxable year ending on December 31, 2014, (i) CCIT II has been organized and operated in conformity with the requirements to qualify as a REIT under the Code, (ii) the current and proposed method of operation for CCIT II is expected to enable CCIT II to continue to meet the requirements for qualification as a REIT through and including CCIT II’s final taxable year ending with the REIT Merger Effective Time (assuming the Closing of the Mergers in accordance with the terms of this Agreement), and (iii) CCIT II has not taken any action that would, or omitted to take any action the omission of which would, reasonably be expected to result in CCIT II’s failure to qualify as a REIT, and no challenge to CCIT II’s status as a REIT is pending or threatened in writing. (c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or threatened in writing with regard to any material Taxes or material Tax Returns of CCIT II 28 \\DC - 769032/000001 - 15587362 v40

or any CCIT II Subsidiary; (ii) no deficiency for any material Taxes of CCIT II or any CCIT II Subsidiary has been claimed, proposed or assessed, in each case, in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) neither CCIT II nor any CCIT II Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither CCIT II nor any CCIT II Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return, other than automatic extensions; and (v) neither CCIT II nor any CCIT II Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). (d) Each CCIT II Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been, since it became a CCIT II Subsidiary, treated for United States federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for United States federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. No CCIT II Subsidiary is a corporation for United States federal income tax purposes or a corporation for United States federal income tax purposes that qualifies as a Qualified REIT Subsidiary. (e) Neither CCIT II nor any CCIT II Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor has it disposed of any such asset during its current taxable year. (f) Since their respective inceptions, (i) CCIT II and the CCIT II Subsidiaries have not incurred (A) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, or (B) any material liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (ii) CCIT II has not, and none of the CCIT II Subsidiaries have, incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. (g) CCIT II and the CCIT II Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws. (h) There are no CCIT II Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of CCIT II threatened to raise, a material claim against CCIT II or any CCIT II Subsidiary for any breach of any CCIT II Tax Protection Agreements. As used herein, “CCIT II Tax Protection Agreements” means any written agreement to which CCIT II or any CCIT II Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a CCIT II Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a CCIT II Subsidiary Partnership, CCIT II or any CCIT II Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “CCIT II Subsidiary Partnership” means a CCIT II Subsidiary that is a partnership for United States federal income tax purposes. 29 \\DC - 769032/000001 - 15587362 v40

(i) There are no Tax Liens upon any property or assets of CCIT II or any CCIT II Subsidiary except Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. (j) There are no Tax allocation or sharing agreements or similar arrangements (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes or any such agreement between or among solely CCIT II and the CCIT II Subsidiaries) with respect to or involving CCIT II or any CCIT II Subsidiary, and after the Closing Date neither CCIT II nor any CCIT II Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date. (k) Neither CCIT II nor any CCIT II Subsidiary has requested or received any private letter ruling or other similar written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither CCIT II nor any CCIT II Subsidiary is subject to any such private letter ruling or other similar written ruling of a Governmental Authority. (l) Neither CCIT II nor any CCIT II Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any CCIT II Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), or otherwise. (m) Neither CCIT II nor any CCIT II Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (n) Neither CCIT II nor any CCIT II Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. (o) No written power of attorney that has been granted by CCIT II or any CCIT II Subsidiary (other than to CCIT II or a CCIT II Subsidiary) currently is in force with respect to any matter relating to material Taxes. (p) CCIT II does not own a direct or indirect interest in an entity that is treated as a REIT for U.S. federal and applicable state and local income tax purposes. (q) CCIT II’s dividends-paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (I) CCIT II’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends-paid deduction for such year and (II) CCIT II’s net capital gain for such year. (r) The CCIT II Operating Partnership is properly classified as a disregarded entity for U.S. federal and applicable state and local income tax purposes. Section 4.14 Intellectual Property. Neither CCIT II nor any CCIT II Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by CCIT II or any CCIT II Subsidiary of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a CCIT II Material Adverse Effect, (i) no Intellectual Property used by CCIT II or any CCIT II Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) to CCIT II’s Knowledge, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of CCIT II or any CCIT II Subsidiary, and (iii) CCIT II and the CCIT II Subsidiaries own or are licensed to use, or otherwise 30 \\DC - 769032/000001 - 15587362 v40 possess valid rights to use, all Intellectual Property necessary to conduct the business of CCIT II and the CCIT II Subsidiaries as it is currently conducted. Since January 1, 2018, neither CCIT II nor any CCIT II Subsidiary has received any written or, to the Knowledge of CCIT II, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party. Section 4.15 Insurance. Section 4.15 of the CCIT II Disclosure Letter sets forth, for all material insurance policies and all material fidelity bonds of CCIT II and the CCIT II Subsidiaries, the general type of insurance, insurer, policy number and aggregate limit (the “CCIT II Insurance Policies”). All such insurance policies are in full force and effect and no written notice of cancellation or termination has been received by CCIT II or any CCIT II Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except as, individually, or in the aggregate, would not reasonably be expected to be material to CCIT II and the CCIT II Subsidiaries, taken as a whole, (a) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default under any CCIT II Insurance Policy, or permit termination or modification thereof, (b) all premiums currently due and payable under all CCIT II Insurance Policies have been paid, and (c) CCIT II and the CCIT II Subsidiaries have otherwise complied in all material respects with the terms and conditions of all CCIT II Insurance Policies. Section 4.16 Benefit Plans. (a) Other than the CCIT II Equity Incentive Plan, CCIT II and the CCIT II Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither CCIT II nor any CCIT II Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan. (b) None of CCIT II, any CCIT II Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code). (c) Neither CCIT II nor any CCIT II Subsidiary has, or has ever had, any employees. Section 4.17 Related Party Transactions. (a) Except as described in the publicly available CCIT II SEC Documents filed with or furnished to the SEC on or after January 1, 2018 and prior to the date hereof, no agreements, arrangements or understandings between CCIT II or any CCIT II Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among CCIT II and CCIT II Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S- K promulgated by the SEC. Section 4.17(a) of the CCIT II Disclosure Letter sets forth each (i) agreement between CCIT II or any CCIT II Subsidiary, on the one hand, and any Affiliates (other than the Wholly Owned CCIT II Subsidiaries) of CCIT II, on the other hand, and (ii) agreement among CCIT II or any CCIT II Subsidiary, one or more Affiliates of CCIT II or CCIT II Advisor and any other Person (each, a “CCIT II Related Party Agreement”). CCIT II has made available to GCEAR complete and correct copies of all CCIT II Related Party Agreements. (b) Other than (A) the fees set forth in Section 4.17(b) of the CCIT II Disclosure Letter and (B) fees (including any reimbursements for expenses) earned for services performed prior to the Closing pursuant to the terms of the applicable CCIT II Related Party Agreement and that are unpaid as of the Closing, there are no fees due as a result of or in connection with the termination of any CCIT II Related Party Agreement (in its entirety or with respect to CCIT II or any CCIT II Subsidiary, as applicable), and no fees that are payable following the Closing under any CCIT II Related Party Agreement. 31 \\DC - 769032/000001 - 15587362 v40

Section 4.18 Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 4.18 of the CCIT II Disclosure Letter, pursuant to the terms of the engagement letter between CCIT II and such Person, true, correct and complete copies of which have been provided to GCEAR prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of CCIT II or any CCIT II Subsidiary. Section 4.19 Opinion of Financial Advisor. The CCIT II Special Committee has received separate oral opinions (which opinions have been or will be confirmed in writing) of Truist Securities, Inc. and The CenterCap Group, LLC (together, the “CCIT II Financial Advisors”) to the effect that, as of the respective dates of such opinions and based on and subject to the respective assumptions, limitations, qualifications and other matters considered in connection with the preparation of such opinions, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of the CCIT II Common Stock. CCIT II will deliver to GCEAR complete and correct copies of such opinions promptly after receipt thereof by the CCIT II Special Committee solely for informational purposes (though such delivery need not be prior to entering into this Agreement). Section 4.20 Takeover Statutes; Appraisal Rights. Neither CCIT II nor any CCIT II Subsidiary is, nor at any time during the last two (2) years was, an “interested stockholder” of GCEAR as defined in Section 3-601 of the MGCL. The CCIT II Board has taken all action necessary to render inapplicable to the REIT Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the REIT Merger and no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti- takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Pursuant to the CCIT II Charter, no dissenters’, appraisal or similar rights are available to the holders of CCIT II Common Stock with respect to the REIT Merger and the other transactions contemplated by this Agreement. Section 4.21 COVID-19. (a) Each of CCIT II and the CCIT II Subsidiaries has complied with all applicable mandatory public health mandates announced by Governmental Authorities to address COVID-19, including the COVID-19 Measures, in all material respects. (b) Neither CCIT II nor any CCIT II Subsidiary has incurred any Indebtedness or received any funding (regardless of whether constituting Indebtedness), or applied for any such Indebtedness or funding, pursuant to the Coronavirus Aid, Relief, and Economic Security Act or any other economic relief or stimulus legislation or program, in each case related to COVID-19. Section 4.22 CMFT Merger Agreement; Advisory Agreement. (a) The CCIT II Special Committee has determined that the terms of this Agreement constitute a “Superior Proposal” (as defined in the CMFT Merger Agreement) and, after consultation with outside legal counsel and its financial advisors, that the failure to terminate the CMFT Merger Agreement and enter into this Agreement would be inconsistent with the CCIT II directors’ duties or standard of conduct under Maryland Law, and the CCIT II Board (based upon the recommendation of the CCIT II Special Committee) has determined to terminate the CMFT Merger Agreement, pay the CMFT Termination Payment and enter into this Agreement. CCIT II and the CCIT II Board have taken all actions necessary to terminate the CMFT Merger Agreement and enter into this Agreement, in each case in compliance and accordance with Section 9.1(c)(ii) and Section 9.3(b)(ii) of the CMFT Merger Agreement, and the CMFT Merger Agreement has been validly terminated by CCIT II and is no longer in force or effect (except for the provisions therein which survive such termination in accordance with the express terms of the CMFT Merger Agreement). Prior to the “Go Shop Period End Time” (as defined in the CMFT Merger Agreement), the CCIT II Special Committee determined that the GCEAR Parties were “Go Shop Bidders” (as defined in the CMFT Merger Agreement), and the CCIT II Special Committee has not withdrawn, modified or 32 \\DC - 769032/000001 - 15587362 v40 rescinded such determination in any manner. The Termination Payment (as defined in the CMFT Merger Agreement) payable in connection with the termination of the CMFT Merger Agreement in order to enter into this Agreement is the “Go Shop Termination Payment” (as defined in the CMFT Merger Agreement). Concurrently with the entry into this Agreement, CCIT II has paid in full to CMFT the CMFT Termination Payment payable to CMFT pursuant to Section 9.3(b)(ii) of the CMFT Merger Agreement and no other payments or amounts are due to CMFT from CCIT II or any CCIT II Subsidiary under the terms of the CMFT Merger Agreement or in connection with the termination of the CMFT Merger Agreement. CCIT II has complied in all material respects with its obligations under the CMFT Merger Agreement, including Section 7.3 thereof, from August 30, 2020 through the date of this Agreement, without giving effect to any consent or waiver thereunder. (b) CCIT II has provided GCEAR with a true and complete copy of the CMFT Merger Agreement and the “CMFT Disclosure Letter” (as defined therein), including all schedules, annexes and exhibits thereto. Section 4.23 No Other Representations and Warranties; Non-Reliance. (a) Except for the representations and warranties expressly set forth in this Article 4, or any document, agreement, certificate or other instrument contemplated by this Agreement, neither CCIT II nor any Person on behalf of CCIT II has made any representation or warranty, expressed or implied, with respect to CCIT II, any CCIT II Subsidiary, including their respective businesses, operations, assets (including the CCIT II Properties), liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or the accuracy or completeness of any information regarding CCIT II or any CCIT II Subsidiary. (b) Notwithstanding anything contained in this Agreement to the contrary, the CCIT II Parties acknowledge and agree with the representation of the GCEAR Parties in Section 5.22(a), and hereby acknowledges and confirms that, other than the representations and warranties expressly set forth in Article 5, or any document, agreement, certificate or other instrument contemplated by this Agreement, (i) none of the GCEAR Parties or any other Person has made or is making, and (ii) the CCIT II Parties and their Representatives are not relying on, any representations or warranties relating to the GCEAR Parties whatsoever, express or implied, by operation of law or otherwise, including any implied representation or warranty as to the accuracy or completeness of any information furnished or made available to the CCIT II Parties or any of its Representatives by the GCEAR Parties or their Representatives. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE GCEAR PARTIES Except as set forth in (a) the disclosure letter prepared by GCEAR and delivered by GCEAR to CCIT II prior to the execution and delivery of this Agreement (the “GCEAR Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the GCEAR Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face, or (b) the GCEAR SEC Documents publicly filed with or publicly furnished to the SEC on or after December 31, 2019 and prior to the date of this Agreement, excluding any information or documents incorporated by reference therein or filed as exhibits thereto and any disclosures set forth or referenced in any risk factor section, forward-looking statements section or in any other section therein to the extent they are forward-looking statements or cautionary, non-specific, predictive or forward-looking in nature (and then only to the extent that the relevance of any disclosed event, item or occurrence in such filings to a matter covered by a representation or warranty set forth in this Article 5 is reasonably apparent on its face), the GCEAR Parties hereby jointly and severally represent and warrant as of the 33 \\DC - 769032/000001 - 15587362 v40 date hereof (except to the extent that such representations and warranties expressly relate to another date, in which case as of such other date) to the CCIT II Parties that: Section 5.1 Organization and Qualification; Subsidiaries. (a) GCEAR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The GCEAR Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited partnership power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of New GP Sub, LP Merger Sub and OP Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of the GCEAR Parties is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. (b) Each GCEAR Subsidiary (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, (ii) has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. (c) Neither GCEAR nor any GCEAR Subsidiary directly or indirectly owns any equity interest in any Person (other than in the GCEAR Subsidiaries and investments in short-term investment securities). (d) GCEAR has made available to CCIT II complete and correct copies of the GCEAR Governing Documents, which are in full force and effect as of the date of this Agreement. Each of GCEAR and the GCEAR Operating Partnership is in compliance with the terms of its GCEAR Governing Documents. True and complete copies of GCEAR’s and the GCEAR Operating Partnership’s minute books, as applicable, since January 1, 2017 have been made available by GCEAR to CCIT II. (e) GCEAR has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the GCEAR Charter, which exemption or Excepted Holder Limit is currently in effect. Section 5.2 Authority. (a) Each of the GCEAR Parties has the requisite corporate, limited partnership or limited liability company power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the REIT Merger, Partnership Merger and LP Merger, as applicable. The execution and delivery of this Agreement by each of the GCEAR Parties and the consummation by the GCEAR Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, and no other corporate, limited partnership or limited liability company proceedings 34 \\DC - 769032/000001 - 15587362 v40 on the part of the GCEAR Parties are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, to (i) the filing of the Partnership Certificate of Merger with, and acceptance for record of such Partnership Certificate of Merger by, the Delaware SOS, (ii) the filing of the LP Certificate of Merger with, and acceptance for record of such LP Certificate of Merger by, the Delaware SOS, and (iii) the filing of the REIT Articles of Merger with, and acceptance for record of such REIT Articles of Merger by, the SDAT. (b) This Agreement has been duly executed and delivered by each of the GCEAR Parties and, assuming due authorization, execution and delivery by the CCIT II Parties, constitutes a legally valid and binding obligation of each of the GCEAR Parties enforceable against the GCEAR Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). (c) The GCEAR Board has (i) determined that the terms of this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interest of GCEAR, (ii) approved and authorized this Agreement, the Mergers and the other transactions contemplated by this Agreement and (iii) duly and validly authorized the issuance of the shares of GCEAR Class E Common Stock comprising the REIT Merger Consideration, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way. (d) GCEAR, as the sole member of Merger Sub, has approved this Agreement and the REIT Merger. (e) GCEAR, in its capacity as the sole general partner of the GCEAR Operating Partnership, has approved this Agreement and the transactions contemplated by this Agreement. (f) GCEAR, in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of LP Merger Sub, has approved this Agreement and the LP Merger. (g) GCEAR, in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of New GP Sub, has approved this Agreement and the transactions contemplated by this Agreement. (h) GCEAR, in its capacity as the sole general partner of the GCEAR Operating Partnership, in its capacity as the sole member of each of New GP Sub and LP Merger Sub, in their capacities as the members of OP Merger Sub, has approved this Agreement and the Partnership Merger. Section 5.3 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of the GCEAR Parties does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of (A) the GCEAR Governing Documents or (B) any equivalent organizational or governing documents of any other GCEAR Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law or Environmental Permit applicable to GCEAR or any GCEAR Subsidiary or by which any property or asset of GCEAR or any GCEAR Subsidiary is bound, or (iii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, or a default under, or give rise to any Lien, acceleration of remedies, right of termination, purchase, first offer or forced sale under, any Contract of GCEAR or any GCEAR Subsidiary or related to any of their respective properties, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. 35 \\DC - 769032/000001 - 15587362 v40

(b) No filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by GCEAR or any GCEAR Subsidiary with, nor are any required to be made or obtained by GCEAR or any GCEAR Subsidiary with or from any Governmental Authority, in connection with the execution, delivery and performance of this Agreement by GCEAR and the GCEAR Subsidiaries and the consummation of the Mergers or the other transactions contemplated hereby, or in connection with the continuing operation of the business of GCEAR and the GCEAR Subsidiaries following the REIT Merger Effective Time, except (i) the filing of the Form S-4 and the declaration of effectiveness of the Form S-4 and such other reports under or compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Partnership Certificate of Merger with, and acceptance for record of such Partnership Certificate of Merger by, the Delaware SOS, (iii) the filing of the LP Certificate of Merger with, and acceptance for record of such LP Certificate of Merger by, the Delaware SOS, and (iv) the filing of the REIT Articles of Merger with, and the acceptance for record of the REIT Articles of Merger by, the SDAT pursuant to the MGCL, the DRUPLA, the MLLCA and the DLLCA, as applicable, (v) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings, notifications or reports which, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. As of the date hereof, to the Knowledge of GCEAR, there is no reason why the necessary approvals referenced in clause (vi) of the preceding sentence will not be received in order to permit consummation of the Mergers on a timely basis. Section 5.4 Capital Structure. (a) The authorized capital stock of GCEAR consists of 1,000,000,000 shares of capital stock, of which 800,000,000 shares are designated as designated as common stock with a par value of $0.001 per share (“GCEAR Common Stock”), of which 110,000,000 shares are designated as Class T common stock with a par value of $0.001 per share (“GCEAR Class T Common Stock”), 110,000,000 shares are designated as Class S common stock with a par value of $0.001 per share (“GCEAR Class S Common Stock”), 110,000,000 shares are designated as Class D common stock with a par value of $0.001 per share (“GCEAR Class D Common Stock”), 110,000,000 shares are designated as Class I common stock with a par value of $0.001 per share (“GCEAR Class I Common Stock”), 40,000,000 shares are designated as Class A common stock with a par value of $0.001 per share (“GCEAR Class A Common Stock”), 75,000,000 shares are designated as Class AA common stock with a par value of $0.001 per share (“GCEAR Class AA Common Stock”), 5,000,000 shares are designated as Class AAA common stock with a par value of $0.001 per share (“GCEAR Class AAA Common Stock”), 240,000,000 shares are designated as Class E common stock with a par value of $0.001 per share (“GCEAR Class E Common Stock”) and 200,000,000 shares are designated as preferred stock with a par value of $0.001 per share (“GCEAR Preferred Stock”), of which 10,000,000 are designated as Series A Cumulative Perpetual Convertible Preferred Stock (“GCEAR Class A Preferred Stock”). At the close of business on October 26, 2020, (i) 556,515 shares of GCEAR Class T Common Stock, 1,801 shares of GCEAR Class S Common Stock, 40,891 shares of GCEAR Class D Common Stock, 1,896,427 shares of GCEAR Class I Common Stock, 24,262,122 shares of GCEAR Class A Common Stock, 47,253,256 shares of GCEAR Class AA Common Stock, 918,799 shares of GCEAR Class AAA Common Stock and 155,119,404 shares of GCEAR Class E Common Stock were issued and outstanding, (ii) 5,000,000 shares of GCEAR Class A Preferred Stock were issued and outstanding, (iii) 7,000,000 shares of GCEAR Common Stock were reserved for issuance under the GCEAR Equity Incentive Plans and (iv) 5,258,571 shares of GCEAR Common Stock remained available for grant under the GCEAR Equity Incentive Plans. All of the outstanding shares of capital stock of GCEAR are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws, and all shares of GCEAR Class E Common Stock to be issued as REIT Merger Consideration, when so issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be issued in compliance with applicable securities Laws. Except as set forth in this Section 5.4, there is no other outstanding capital stock of GCEAR. Other than the GCEAR Equity Incentive Plans, no GCEAR Benefit Plan authorizes the issuance of any compensatory equity or equity-based award with respect to GCEAR capital stock or other equity interest of GCEAR, the GCEAR Operating Partnership or any GCEAR Subsidiary. All shares to be issued by GCEAR as REIT Merger Consideration, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. 36 \\DC - 769032/000001 - 15587362 v40

(b) All of the outstanding shares of capital stock of each of the GCEAR Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the GCEAR Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued and holders thereof have no obligation to make any further payments solely by reason of their ownership thereof. All shares of capital stock of (or other ownership interests in) each of the GCEAR Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and, to the extent applicable, nonassessable. GCEAR owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Wholly Owned GCEAR Subsidiaries, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights. At the close of business on August 31, 2020, 267,101,732 units of interest in the GCEAR Operating Partnership (“GCEAR Operating Partnership Units”) were issued and outstanding, of which 230,184,406 GCEAR Operating Partnership Units were held by GCEAR. GCEAR owns, directly or indirectly, all of the GCEAR Operating Partnership Units held by GCEAR free and clear of all Liens, other than Permitted Liens, and free of preemptive rights. All of the GCEAR Operating Partnership Units are duly authorized and validly issued and were issued in compliance with applicable securities Laws. (c) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of GCEAR or any GCEAR Subsidiary issued and outstanding (“GCEAR Voting Debt”). There are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which GCEAR is a party or by which any of them is bound obligating GCEAR to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of GCEAR or securities convertible into or exchangeable for such shares or other equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock or GCEAR Voting Debt or other equity interests. (d) GCEAR is not a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of GCEAR. GCEAR has not granted any registration rights on any of its capital stock. No GCEAR Common Stock is owned by any GCEAR Subsidiary. (e) GCEAR does not have a “poison pill” or similar stockholder rights plan. (f) All dividends or other distributions on the shares of GCEAR Common Stock or units of interest of the GCEAR Operating Partnership and any material dividends or other distributions on any securities of any GCEAR Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends or other distributions have been publicly announced and are not yet due and payable). Section 5.5 SEC Documents; Financial Statements; Internal Controls; Off-Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws. (a) GCEAR has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules and reports required to be filed or furnished by GCEAR under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes- Oxley Act) since January 1, 2018 (the forms, documents, certifications, statements, schedules, reports (including the financial statements referenced in Section 5.5(d)) filed with the SEC since January 1, 2018, including those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “GCEAR SEC Documents”). 37 \\DC - 769032/000001 - 15587362 v40

(b) As of their respective filing dates, the GCEAR SEC Documents (i) complied, or with respect to GCEAR SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the Sarbanes-Oxley Act, and (ii) did not, or with respect to GCEAR SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the GCEAR SEC Documents is, to the Knowledge of GCEAR, the subject of ongoing SEC review or threatened review, and GCEAR does not have any outstanding and unresolved comments from the SEC with respect to any GCEAR SEC Documents. None of the GCEAR SEC Documents is the subject of any confidential treatment request by GCEAR. (c) GCEAR has made available to CCIT II complete and correct copies of all written correspondence between the SEC, on the one hand, and GCEAR, on the other hand, since December 31, 2018. No GCEAR Subsidiary is separately subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. (d) At all applicable times, GCEAR has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. (e) The consolidated audited and unaudited financial statements of GCEAR and the GCEAR Subsidiaries included, or incorporated by reference, in the GCEAR SEC Documents, including the related notes and schedules, (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of GCEAR and the GCEAR Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act, which such adjustments are not, individually or in the aggregate, material to GCEAR) and (iv) fairly present, or will fairly present, as the case may be, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material, individually or in the aggregate), the consolidated financial position of GCEAR and the GCEAR Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows of GCEAR and the GCEAR Subsidiaries for the periods presented therein. (f) (A) GCEAR maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are designed to ensure that material information required to be disclosed by GCEAR in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to GCEAR’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of GCEAR required under the Exchange Act with respect to such reports, and (B) such disclosure controls and procedures are effective in timely alerting GCEAR’s principal executive officer and principal financial officer to material information required to be included in GCEAR’s periodic reports required under the Exchange Act. GCEAR and GCEAR Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably designed to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorizations, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) that accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. GCEAR has disclosed to GCEAR’s auditors and audit committee (and made summaries of such 38 \\DC - 769032/000001 - 15587362 v40 disclosures available to CCIT II), based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect GCEAR’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. (g) GCEAR is not, and none of the GCEAR Subsidiaries is, a party to, and neither GCEAR nor any GCEAR Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among GCEAR and any GCEAR Subsidiary, on the one hand, and any unconsolidated Affiliate of GCEAR or any GCEAR Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, GCEAR, any GCEAR Subsidiary or GCEAR’s or such GCEAR Subsidiary’s audited financial statements or other GCEAR SEC Documents. (h) Neither GCEAR nor any GCEAR Subsidiary is required to be registered as an investment company under the Investment Company Act. (i) GCEAR and GCEAR Subsidiaries (including in each case any of their officers and directors) have complied and are in compliance with applicable Anti-Corruption Laws. Neither GCEAR nor any GCEAR Subsidiary nor, to the Knowledge of GCEAR, any director, officer or Representative of GCEAR or any GCEAR Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither GCEAR nor any GCEAR Subsidiary has received any written communication that alleges that GCEAR or any GCEAR Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law. Section 5.6 Absence of Certain Changes or Events. Since December 31, 2019, (a) GCEAR and each GCEAR Subsidiary have conducted their respective business in all material respects in the ordinary course of business consistent with past practice, (b) neither GCEAR nor any GCEAR Subsidiary has taken any action that would have been prohibited by Section 6.2(b) (Conduct of Business by GCEAR) if taken from and after the date of this Agreement and (c) there has not been any GCEAR Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a GCEAR Material Adverse Effect. Section 5.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of GCEAR dated as of December 31, 2019 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or 39 \\DC - 769032/000001 - 15587362 v40 obligations incurred in the ordinary course of business consistent with past practice since December 31, 2019, neither GCEAR nor any GCEAR Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a GCEAR Material Adverse Effect. Section 5.8 Permits; Compliance with Law. (a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 5.11, which are addressed solely in that Section, GCEAR and each GCEAR Subsidiary is in possession of all Permits necessary for GCEAR and each GCEAR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “GCEAR Permits”), and all such GCEAR Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the GCEAR Permits, individually, or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. GCEAR has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay would not have a GCEAR Material Adverse Effect. No event has occurred with respect to any of the GCEAR Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such GCEAR Permits. Neither GCEAR nor any of the GCEAR Subsidiaries has received any notice indicating, nor to the Knowledge of GCEAR, is there any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of GCEAR or the GCEAR Subsidiaries or the GCEAR Properties that impairs the validity of any GCEAR Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any GCEAR Permit, except where the impairment or revocation of any such GCEAR Permits, individually, or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. (b) Since January 1, 2018, neither GCEAR nor any GCEAR Subsidiary has been in conflict with, or in default or violation of, any Law applicable to GCEAR or any GCEAR Subsidiary or by which any property or asset of GCEAR or any GCEAR Subsidiary is bound, (except for compliance with Laws addressed in Section 5.11 and Section 5.13, respectively, which are solely addressed in those Sections), except for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. Section 5.9 Litigation. There is no material Action to which GCEAR or any GCEAR Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of GCEAR, threatened before any Governmental Authority and, to the Knowledge of GCEAR, there is no basis for any such Action. Neither GCEAR nor any GCEAR Subsidiary has been permanently or temporarily enjoined by any Order from engaging in or continuing to conduct the business of GCEAR or the GCEAR Subsidiaries. No Order has been issued in any proceeding to which GCEAR or any of the GCEAR Subsidiaries is or was a party, or, to the Knowledge of GCEAR, in any other proceeding, that enjoins or requires GCEAR or any of the GCEAR Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Section 5.10 Properties. (a) Except as would not reasonably be expected to be material to GCEAR or the GCEAR Subsidiaries, taken as a whole, GCEAR or a GCEAR Subsidiary has good, marketable and insurable indefeasible fee simple title or valid leasehold interest to each of the owned GCEAR Properties, free and clear of Liens, except for Permitted Liens. Except as would not reasonably be expected to have a GCEAR Material Adverse Effect, (i) neither GCEAR nor any GCEAR Subsidiary has received written notice of any uncured violation of any Law affecting any portion of any of the GCEAR Properties issued by any Governmental Authority and (ii) neither GCEAR nor any GCEAR Subsidiary has received written notice to the effect that there is any (A) condemnation or rezoning proceeding that is pending or, to the Knowledge of GCEAR, threatened with respect to any of the GCEAR Properties or (B) zoning, building or similar Law that is or will be violated by the continued maintenance, operation 40 \\DC - 769032/000001 - 15587362 v40 or use of any buildings or other improvements on any of the GCEAR Properties or by the continued maintenance, operation or use of the parking areas associated with the GCEAR Properties. (b) GCEAR has not received written notice of, nor does GCEAR have any Knowledge of, any latent defects or adverse physical conditions affecting any of the GCEAR Properties or the improvements thereon, except as has not had and would not reasonably be expected to have a GCEAR Material Adverse Effect. (c) A policy of title insurance has been issued for each GCEAR Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by GCEAR or the applicable GCEAR Subsidiary with respect to GCEAR Properties that are not subject to ground leases and (B) valid leasehold estate held by GCEAR or the applicable GCEAR Subsidiary that are subject to ground leases and (ii) to the Knowledge of GCEAR, such insurance policies are in full force and effect. Section 5.11 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect: (i) no written notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of GCEAR, is threatened, in each case relating to GCEAR or any of the GCEAR Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; (ii) GCEAR and the GCEAR Subsidiaries are, and for the past year, have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) GCEAR and each of the GCEAR Subsidiaries is in possession of all Environmental Permits necessary for GCEAR and each GCEAR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in, full force and effect; (iv) any and all Hazardous Substances disposed of by GCEAR and each GCEAR Subsidiary since January 1, 2015 were disposed in accordance with all applicable Environmental Laws and Environmental Permits; (v) GCEAR and the GCEAR Subsidiaries are not subject to any Order, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or with respect to any Hazardous Substance; and (vi) there are no liabilities or obligations of GCEAR or any of the GCEAR Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance, and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation. Section 5.12 Material Contracts. (a) Each Contract required to be filed (or incorporated by reference) as an exhibit to any GCEAR SEC Document filed on or after January 1, 2020 pursuant to Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act has been so filed (or incorporated by reference) (such Contracts, together with those Contracts described in Section 5.12(b), “GCEAR Material Contracts”). (b) Other than the Contracts described in Section 5.12(a) and except for this Agreement, Section 5.12(b) of the GCEAR Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto, to which GCEAR or any GCEAR Subsidiary is a party or by which it is bound or to which any GCEAR Property or other material asset is subject, that: (i) obligates GCEAR or any GCEAR Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of two million five hundred thousand dollars ($2,500,000) and is not cancelable within ninety (90) days without material penalty to GCEAR or any GCEAR Subsidiary; (ii) constitutes (A) an Indebtedness obligation of GCEAR or any GCEAR Subsidiary with a principal amount as of the date hereof greater than one hundred million dollars ($100,000,000) or 41 \\DC - 769032/000001 - 15587362 v40

(B) a Contract (including any so called take-or-pay or keepwell agreements) under which (1) any Person (including GCEAR or any GCEAR Subsidiary) has directly or indirectly guaranteed Indebtedness, liabilities or obligations of GCEAR or any GCEAR Subsidiary or (2) GCEAR or any GCEAR Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person (other than GCEAR or any GCEAR Subsidiary); (iii) provides for the pending purchase or sale, option to purchase or sell or other right to purchase, sell, dispose of or ground lease (by merger, by purchase or sale of assets or stock, by lease or otherwise) (other than any right of first refusal or right of first offer) of (A) any real property (including any GCEAR Property or any portion thereof) or (B) any other asset of GCEAR or any GCEAR Subsidiary or equity interests of any Person, in the case of (A) and (B) with a purchase or sale price greater than two million five hundred thousand dollars ($2,500,000); (iv) constitutes a loan to any Person (other than a Wholly Owned GCEAR Subsidiary or the GCEAR Operating Partnership) by GCEAR or any GCEAR Subsidiary, other than any loans made in the ordinary course of business; (v) sets forth the operational or economic terms of a joint venture, partnership, limited liability company or strategic alliance of GCEAR or any GCEAR Subsidiary with a third party; (vi) contains restrictions on the ability of GCEAR or any GCEAR Subsidiary to pay dividends or other distributions, other than the GCEAR Governing Documents or any equivalent organizational or governing documents of any other GCEAR Subsidiary; (vii) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of two million five hundred thousand dollars ($2,500,000); (viii) provides a right of first refusal or right of first offer of any real property (including any GCEAR Property or any portion thereof) having annualized straight-line rents as of June 30, 2020 representing greater than 1.0% of GCEAR’s rental revenues for the year ended December 31, 2019; or (ix) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to GCEAR and the GCEAR Subsidiaries, taken as a whole. (c) Each GCEAR Material Contract is legal, valid, binding on and enforceable against GCEAR or the GCEAR Subsidiary that is a party thereto and, to the Knowledge of GCEAR, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as would not, individually or in the aggregate, reasonably be expected to be material to GCEAR and the GCEAR Subsidiaries, taken as a whole, GCEAR and each GCEAR Subsidiary has performed all obligations required to be performed by it under each GCEAR Material Contract and, to the Knowledge of GCEAR, each other party thereto has performed all obligations required to be performed by it under such GCEAR Material Contract. None of GCEAR, any GCEAR Subsidiary or, to the Knowledge of GCEAR, any other party thereto, is in breach or violation of, or default under, any GCEAR Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any GCEAR Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to be material to GCEAR and the GCEAR Subsidiaries, taken as a whole. Neither GCEAR nor any GCEAR Subsidiary has received written notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any GCEAR Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect. 42 \\DC - 769032/000001 - 15587362 v40

(d) Since December 31, 2019, (i) neither GCEAR nor any GCEAR Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any GCEAR Material Contract, (ii) no party has exercised, or threatened to exercise, any force majeure or similar provision under any GCEAR Material Contract and (iii) no party has sought to, or threatened to, withhold or otherwise delay amounts payable to GCEAR or any GCEAR Subsidiary under any GCEAR Material Contract as a result of COVID-19 or the COVID-19 Measures (whether or not GCEAR or such GCEAR Subsidiary granted any forgiveness or deferral). (e) Neither GCEAR nor any GCEAR Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator. Section 5.13 Taxes. (a) GCEAR and each GCEAR Subsidiary has timely filed with the appropriate Governmental Authority all U.S. federal and state income and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns are complete and correct in all material respects. GCEAR and each GCEAR Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and complete copies of all United States federal income Tax Returns that have been filed with the IRS by GCEAR and each GCEAR Subsidiary with respect to the taxable years ending on or after December 31, 2015 have been made available to CCIT II. No written claim has been proposed by any Governmental Authority in any jurisdiction where GCEAR or any GCEAR Subsidiary do not file Tax Returns that GCEAR or any GCEAR Subsidiary is or may be subject to Tax by such jurisdiction. (b) Beginning with GCEAR’s taxable year ending on December 31, 2015, (i) GCEAR has been organized and operated in conformity with the requirements to qualify as a REIT under the Code, (ii) the current and proposed method of operation for GCEAR is expected to enable GCEAR to continue to meet the requirements for qualification as a REIT, and (iii) GCEAR has not taken any action that would, or omitted to take any action the omission of which would reasonably be expected to result in GCEAR’s failure to qualify as a REIT, and no challenge to GCEAR’s status as a REIT is pending or threatened in writing. (c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or threatened in writing with regard to any material Taxes or material Tax Returns of GCEAR or any GCEAR Subsidiary; (ii) no deficiency for any material Taxes of GCEAR or any GCEAR Subsidiary has been claimed, proposed or assessed, in each case, in writing by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith; (iii) neither GCEAR nor any GCEAR Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither GCEAR nor any GCEAR Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return, other than automatic extensions; and (v) neither GCEAR nor any GCEAR Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law). (d) Each GCEAR Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been, since it became a GCEAR Subsidiary, treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for United States federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code. No GCEAR Subsidiary is a corporation for United States federal income tax purposes or a corporation for United States income tax purposes that qualifies as a Qualified REIT Subsidiary. 43 \\DC - 769032/000001 - 15587362 v40

(e) Neither GCEAR nor any GCEAR Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor has it disposed of any such asset during its current taxable year. (f) GCEAR and the GCEAR Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws. (g) There are no GCEAR Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of GCEAR threatened to raise, a material claim against GCEAR or any GCEAR Subsidiary for any breach of any GCEAR Tax Protection Agreements. As used herein, “GCEAR Tax Protection Agreements” means any written agreement to which GCEAR or any GCEAR Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a GCEAR Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a GCEAR Subsidiary Partnership, GCEAR or any GCEAR Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, or (D) only dispose of assets in a particular manner. As used herein, “GCEAR Subsidiary Partnership” means a GCEAR Subsidiary that is a partnership for United States federal income tax purposes. (h) There are no Tax Liens upon any property or assets of GCEAR or any GCEAR Subsidiary except Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. (i) There are no Tax allocation or sharing agreements or similar arrangements (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes or any such agreement between or among solely GCEAR and the GCEAR Subsidiaries) with respect to or involving GCEAR or any GCEAR Subsidiary, and after the Closing Date neither GCEAR nor any GCEAR Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date. (j) Neither GCEAR nor any GCEAR Subsidiary has requested or received any private letter ruling or other similar written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither GCEAR nor any GCEAR Subsidiary is subject to any such private letter ruling or other similar written ruling of a Governmental Authority. (k) Neither GCEAR nor any GCEAR Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any GCEAR Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), or otherwise. (l) Neither GCEAR nor any GCEAR Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). (m) Neither GCEAR nor any GCEAR Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution 44 \\DC - 769032/000001 - 15587362 v40 of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement. (n) Merger Sub is and always has been a disregarded entity for U.S. federal and applicable state and local income tax purposes. (o) Each of OP Merger Sub and LP Merger Sub is and always has been a disregarded entity for U.S. federal and applicable state and local income tax purposes. (p) GCEAR does not own a direct or indirect interest in an entity that is treated as a REIT for U.S. federal and applicable state and local income tax purposes. (q) GCEAR’s dividends-paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (i) GCEAR’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends-paid deduction for such year and (ii) GCEAR’s net capital gain for such year. (r) The GCEAR Operating Partnership is properly classified as a partnership for U.S. federal and applicable state and local income tax purposes. Section 5.14 Insurance. All material insurance policies of GCEAR and the GCEAR Subsidiaries (the “GCEAR Insurance Policies”) are in full force and effect and no written notice of cancellation or termination has been received by GCEAR or any GCEAR Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. Except as, individually, or in the aggregate, would not reasonably be expected to be material to GCEAR and the GCEAR Subsidiaries, taken as a whole, (a) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default under any GCEAR Insurance Policy, or permit termination or modification thereof, (b) all premiums currently due and payable under all GCEAR Insurance Policies have been paid, and (c) GCEAR and the GCEAR Subsidiaries have otherwise complied in all material respects with the terms and conditions of all GCEAR Insurance Policies. Section 5.15 Benefit Plans; Labor Matters. (a) Except as, individually or in the aggregate, would not reasonably be expected to have a GCEAR Material Adverse Effect, (i) each Benefit Plan of GCEAR, the GCEAR Operating Partnership or any GCEAR Subsidiary (“GCEAR Benefits Plans”) has been maintained, operated and administered in compliance with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws, and (ii) all contributions and other payments required to be made under or with respect to any GCEAR Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any GCEAR Benefit Plan have been timely made or accrued (as applicable) in accordance with applicable Law and the terms of such GCEAR Benefit Plan. With respect to the GCEAR Benefit Plans, no event has occurred and, to the Knowledge of GCEAR, there exists no condition or set of circumstances in connection with which GCEAR could be subject to any material liability (other than routine claims for benefits) under the terms thereof, or with respect thereto, or under any applicable Law. (b) None of GCEAR, any GCEAR Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code). 45 \\DC - 769032/000001 - 15587362 v40

(c) Neither GCEAR nor any of the GCEAR Subsidiaries is or has ever been bound by any collective bargaining or similar agreement with respect to its employees residing in the United States. There is no labor strike, work stoppage, picketing, lockout, walkout or other organized work interruption pending or, to the Knowledge of GCEAR, threatened against GCEAR or any of the GCEAR Subsidiaries, and neither GCEAR nor any of the GCEAR Subsidiaries has experienced any such organized work interruption during the past three years. There are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Authority, nor any grievances, complaints, claims or judicial or administrative proceedings, in each case, which are pending or, to the Knowledge of GCEAR, threatened by or on behalf of any employees of GCEAR or any of the GCEAR Subsidiaries. (d) Except as, individually or in the aggregate would not reasonably be expected to have a GCEAR Material Adverse Effect, GCEAR and each of the GCEAR Subsidiaries are in compliance with all applicable Laws, statutes, rules and regulations respecting employment and fair employment practices, terms and conditions of employment of employees, former employees and prospective employees, wages and hours, pay equity, discrimination in employment, wrongful discharge, collective bargaining, fair labor standards, occupational health and safety, personal rights or any other labor and employment-related matters. (e) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event, whether or not contingent) will result in (i) any increase in the compensation or benefits of any employee or director of GCEAR, the GCEAR Operating Partnership or any GCEAR Subsidiary, (ii) any acceleration of the vesting or payment of any compensation or benefits of any employee or director of GCEAR, the GCEAR Operating Partnership or any GCEAR Subsidiary, (iii) any obligation to fund or set aside assets for any GCEAR Benefit Plan, or (iv) any limitation on the ability of GCEAR, the GCEAR Operating Partnership or any GCEAR Subsidiary to modify or terminate any GCEAR Benefit Plan. (f) No material Action is pending or, to the Knowledge of GCEAR, threatened against, by or on behalf of any GCEAR Benefit Plan or the assets, sponsors, fiduciaries or administrators thereof (other than claims for benefits in the ordinary course). (g) The obligations of all GCEAR Benefit Plans that provide health, welfare or similar insurance are fully insured by bona fide third-party insurers. (h) None of GCEAR or any GCEAR Subsidiary has any outstanding material liabilities under the Worker Adjustment and Retraining Notification Act of 1988, as amended, as a result of any action taken by GCEAR or a GCEAR Subsidiary. Section 5.16 Related Party Transactions. Except as described in the publicly available GCEAR SEC Documents filed with or furnished to the SEC on or after January 1, 2018 and prior to the date hereof, no agreements, arrangements or understandings between GCEAR or any GCEAR Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among GCEAR and GCEAR Subsidiaries), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 5.17 Brokers. Other than Goldman Sachs & Co. LLC and BofA Securities, Inc., no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of GCEAR or any GCEAR Subsidiary. Section 5.18 Takeover Statutes; Appraisal Rights. Neither GCEAR nor any GCEAR Subsidiary is, nor at any time during the last two (2) years was, an “interested stockholder” of CCIT II as defined in Section 3-601 of the MGCL. The GCEAR Board has taken all action necessary to render inapplicable to the REIT Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control 46 \\DC - 769032/000001 - 15587362 v40 share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the REIT Merger and no other Takeover Statutes are applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Pursuant to the GCEAR Charter, no dissenters’, appraisal or similar rights are available to the holders of GCEAR Common Stock with respect to the REIT Merger and the other transactions contemplated by this Agreement. Section 5.19 Ownership of Merger Sub, LP Merger Sub and OP Merger Sub; No Prior Activities. (a) Each of Merger Sub, LP Merger Sub and OP Merger Sub were formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the limited liability company membership interests of Merger Sub are owned, directly or indirectly, by GCEAR and all of the limited liability company membership interests of LP Merger Sub and OP Merger Sub are owned, directly or indirectly, the GCEAR Operating Partnership. (b) Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub, LP Merger Sub and OP Merger Sub have not, and will not have prior to the REIT Merger Effective Time, the LP Merger Effective Time and the Partnership Merger Effective Time, respectively, incurred, directly or indirectly through any subsidiary, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person. Section 5.20 COVID-19. (a) Each of GCEAR and the GCEAR Subsidiaries has complied with all applicable mandatory public health mandates announced by Governmental Authorities to address COVID-19, including the COVID-19 Measures, in all material respects. (b) Neither GCEAR nor any GCEAR Subsidiary has incurred any Indebtedness or received any funding (regardless of whether constituting Indebtedness), or applied for any such Indebtedness or funding, pursuant to the Coronavirus Aid, Relief, and Economic Security Act or any other economic relief or stimulus legislation or program, in each case related to COVID-19. Section 5.21 Financial Ability. Taking into account the additional capacity on GCEAR’s credit facility that will be available to GCEAR upon the addition of the CCIT II Properties to GCEAR’s borrowing base, at the Closing, GCEAR will have sufficient cash resources in an aggregate amount sufficient to pay any and all fees, costs and expenses incurred by the GCEAR Parties in connection with the transactions contemplated by this Agreement to be paid by the GCEAR Parties, including amounts outstanding under CCIT II’s existing credit facility. The GCEAR Parties expressly acknowledge and agree that their respective obligations under this Agreement are not conditioned in any manner whatsoever upon any GCEAR Party or its Affiliates obtaining any financing. Section 5.22 No Other Representations and Warranties; Non-Reliance. (a) Except for the representations and warranties expressly set forth in this Article 5, or any document, agreement, certificate or other instrument contemplated by this Agreement, neither GCEAR, nor any Person on behalf of GCEAR, has made any representation or warranty, expressed or implied, with respect to GCEAR or any GCEAR Subsidiary, including their respective businesses, operations, assets (including the GCEAR Properties), liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or the accuracy or completeness of any information regarding GCEAR or any GCEAR Subsidiary. (b) Notwithstanding anything contained in this Agreement to the contrary, the GCEAR Parties acknowledge and agree with the representation of the CCIT II Parties in Section 4.23(a), and hereby 47 \\DC - 769032/000001 - 15587362 v40 acknowledge and confirm that, other than the representations and warranties expressly set forth in Article 5, or any document, agreement, certificate or other instrument contemplated by this Agreement, (i) none of the GCEAR Parties nor any other Person has made or is making, and (ii) the GCEAR Parties and their Representatives are not relying on, any representations or warranties relating to the CCIT II Parties whatsoever, express or implied, by operation of law or otherwise, including any implied representation or warranty as to the accuracy or completeness of any information furnished or made available to the GCEAR Parties or any of their Representatives by the CCIT II Parties or their Representatives. ARTICLE 6 COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS Section 6.1 Conduct of Business by CCIT II. (a) CCIT II covenants and agrees that, between the date of this Agreement and the earlier to occur of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (1) to the extent required by applicable Law, (2) as may be consented to in advance in writing by GCEAR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated by this Agreement, or (4) as set forth in Section 6.1(a) of the CCIT II Disclosure Letter, CCIT II shall, and shall cause each CCIT II Subsidiary to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use all reasonable efforts to (A) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties, (B) maintain the status of CCIT II as a REIT and (C) maintain its material assets and properties in their current condition (normal wear and tear and damage excepted). (b) Without limiting the foregoing, CCIT II further covenants and agrees that, during the Interim Period, except (1) to the extent required by applicable Law, (2) as may be consented to in advance in writing by GCEAR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated by this Agreement, or (4) as set forth in Section 6.1(b) of the CCIT II Disclosure Letter, the CCIT II Parties shall not, and shall not cause or permit any CCIT II Subsidiary to, do any of the following: (i) amend or propose to amend the CCIT II Governing Documents or such equivalent organizational or governing documents of any CCIT II Subsidiary, or waive the stock ownership limit or create an Excepted Holder Limit (as defined in the CCIT II Charter) under the CCIT II Charter; (ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of CCIT II or any CCIT II Subsidiary; (iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of CCIT II or any CCIT II Subsidiary or other equity securities or ownership interests in CCIT II or any CCIT II Subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by CCIT II of dividends in an amount less than or equal to an annual rate of five percent (5.0%) of CCIT II’s net asset value as of June 30, 2020, ratably over the calendar year, (B) the declaration and payment of dividends or other distributions to CCIT II by any directly or indirectly Wholly Owned CCIT II Subsidiary, and (C) distributions by any CCIT II Subsidiary that is not wholly owned, directly or indirectly, by CCIT II, in accordance with the requirements of the organizational documents of such CCIT II Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b)(iii), CCIT II and any CCIT II Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for CCIT II to maintain its status as a REIT under the Code (or applicable state Law) and avoid or reduce the imposition of any entity level income or excise Tax under the Code (or applicable state Law); 48 \\DC - 769032/000001 - 15587362 v40

(iv) other than the withholding of shares to satisfy withholding Tax obligations in respect of CCIT II Restricted Share Awards outstanding as of the date of this Agreement in accordance with their terms and the CCIT II Equity Incentive Plan in effect on the date of this Agreement, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of CCIT II or a CCIT II Subsidiary or securities convertible or exchangeable into or exercisable therefor; (v) except for transactions among CCIT II and one or more Wholly Owned CCIT II Subsidiaries or among one or more Wholly Owned CCIT II Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of CCIT II or any of the CCIT II Subsidiaries’ capital stock or equity interests, or authorize the issuance, sale, pledge, disposition, grant, transfer or any Lien against, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of CCIT II or any of the CCIT II Subsidiaries’ capital stock or equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any capital stock of CCIT II or any of the capital stock or other equity interests of any CCIT II Subsidiary; (vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets), or sell, pledge, lease, assign, transfer, dispose of or effect a deed in lieu of foreclosure with respect to, or permit or suffer to exist the creation of any Lien upon, any material property or assets, except (A) acquisitions by CCIT II or any Wholly Owned CCIT II Subsidiary of or from an existing Wholly Owned CCIT II Subsidiary, (B) acquisitions or dispositions in the ordinary course of business for consideration less than ten percent (10.0%) of the equity value of CCIT II per such acquisition or disposition, (C) any disposition of a real property asset for consideration greater than or equal to ninety percent (90%) of the net asset value assigned to such real property asset by the then most recent third party appraisal with respect to such property and (D) leases and Liens in the ordinary course of business; (vii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or guarantee such Indebtedness of another Person (other than a Wholly Owned CCIT II Subsidiary), or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of CCIT II or any of the CCIT II Subsidiaries, except (A) Indebtedness incurred under CCIT II’s existing credit facility in the ordinary course of business, (B) Indebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed one hundred million dollars ($100,000,000), (C) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on CCIT II compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing) and (D) any mortgage Indebtedness in respect of any real property having a loan-to- value ratio not in excess of seventy five percent (75%); (viii) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than in the ordinary course of business and other than loans, advances or capital contributions to, or investments in, any Wholly Owned CCIT II Subsidiary; (ix) other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any material rights or claims under, any CCIT II Material Contract (or any Contract that, if existing as of the date hereof, would be a CCIT II Material Contract) in any material respect, other than (A) any termination or renewal in accordance with the terms of any existing CCIT II Material Contract that occurs automatically without any action (other than notice of renewal) by CCIT II or any CCIT II Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement; (x) authorize, make or commit to make any material capital expenditures other than in the ordinary course of business or to address obligations under existing Contracts, or in conjunction with emergency repairs; 49 \\DC - 769032/000001 - 15587362 v40

(xi) make any payment, direct or indirect, of any liability of CCIT II or any CCIT II Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder; (xii) waive, release, assign, settle or compromise any material Action, other than waivers, releases, assignments, settlements or compromises that (A) (I) involve only the payment of monetary damages in an amount (less any portion of such payment payable under an existing property-level insurance policy or reserved for such matter by the CCIT II on the most recent balance sheet included in the CCIT II SEC Documents as of the date of this Agreement) no greater than five hundred thousand dollars ($500,000) individually or two million dollars ($2,000,000) in the aggregate, (II) do not involve the imposition of injunctive relief against CCIT II or any CCIT II Subsidiary, the REIT Surviving Entity, the Partnership Surviving Entity or the LP Surviving Entity and (III) do not provide for any admission of material liability by CCIT II or any of the CCIT II Subsidiaries, or (B) are made with respect to any Action involving any present, former or purported holder or group of holders of CCIT II Common Stock or that otherwise relate to this Agreement, the CCIT II Advisory Agreement or the CMFT Merger Agreement, but only in accordance with Section 7.6(c); (xiii) (A) hire any employee or engage any independent contractor (who is a natural person), (B) grant any new awards under the CCIT II Equity Incentive Plan or amend or modify the terms of any CCIT II Restricted Share Awards outstanding as of the date of this Agreement or (C) become a party to, enter into or otherwise adopt any employment, bonus, severance or retirement Contract or Benefit Plan or other compensation or employee benefits arrangement, except as may be required to comply with applicable Law; (xiv) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2020, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP; (xv) enter into any new line of business; (xvi) form any new, or consent to any amendment or modification of the terms of existing, funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles; (xvii) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law; (xviii) enter into or modify in a manner adverse to CCIT II any CCIT II Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; file or amend any material Tax Return; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment; enter into any material closing agreement related to Taxes; knowingly surrender any right to claim any material Tax refund; give or request any waiver of a statute of limitations with respect to any material Tax Return except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve CCIT II’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any CCIT II Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary (except as set forth in Section 7.10(f)) or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; (xix) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause CCIT II to fail to qualify as a REIT or any CCIT II Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for United States federal income tax purposes or (B) a Qualified REIT Subsidiary (except as set forth in Section 7.10(f)), or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; 50 \\DC - 769032/000001 - 15587362 v40

(xx) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization except in connection with any transaction permitted by Section 6.1(b)(vi) in a manner that would not reasonably be expected to be materially adverse to CCIT II or to prevent or impair the ability of the CCIT II Parties to consummate the Mergers; (xxi) make any payment, loan, distribution or transfer of assets to CCIT II Advisor or its Affiliates (other than CCIT II and any Wholly Owned CCIT II Subsidiary), except in such amount and as expressly contemplated by this Agreement or the CCIT II Advisory Agreement, or otherwise amend or modify any CCIT II Related Party Agreement in any material respect, including to increase or accelerate the fees or other compensation payable to the applicable Affiliate of CCIT II or modify the term, or in any manner that would adversely impact the ability to terminate such CCIT II Related Party Agreement (in its entirety or with respect to CCIT II or any CCIT II Subsidiary, as applicable) with effect no later than the REIT Merger Effective Time or otherwise adversely impact any other material right or obligation of CCIT II or any CCIT II Subsidiary thereunder; (xxii) take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of the CCIT II Common Stock with respect to the REIT Merger or any other transactions contemplated by this Agreement; (xxiii) amend or modify the engagement letters with either of the CCIT II Financial Advisors to increase compensation to either such CCIT II Financial Advisor or engage other financial advisors in connection with the transactions contemplated by this Agreement, provided that CCIT II may engage other financial advisors in the event the CCIT II Special Committee determines in good faith that any such other financial advisor should be engaged due to conflict considerations; or (xxiv) authorize, or enter into any Contract or arrangement to do any of the foregoing. (c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit CCIT II from taking any action, or refraining to take any action, at any time or from time to time (i) if, in the reasonable judgment of the CCIT II Board, such action or inaction is reasonably necessary (A) for CCIT II to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code (or applicable state Law) or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time or (B) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that CCIT II or any CCIT II Subsidiary be registered as an investment company under the Investment Company Act, including in the case of clause (A), making dividend or any other actual, constructive or deemed distribution payments to stockholders of CCIT II in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii), or (ii) to take actions in good faith to respond to the actual or anticipated effects of COVID-19 or the COVID-19 Measures on CCIT II or any CCIT II Subsidiary, including changes in relationships with partners, financing sources, directors, officers, consultants, Affiliates, agents and other business partners. Section 6.2 Conduct of Business by GCEAR. (a) GCEAR covenants and agrees that during the Interim Period, except (1) to the extent required by applicable Law or (2) as may be consented to in advance in writing by CCIT II, the GCEAR Parties shall, and shall cause each of the other GCEAR Subsidiaries to, use all reasonable efforts to maintain the status of GCEAR as a REIT. (b) GCEAR covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by CCIT II (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated by this Agreement or (4) as set forth in Section 6.2(b) of the GCEAR Disclosure Letter, the GCEAR Parties shall not, and shall not cause or permit any GCEAR Subsidiary to, do any of the following: 51 \\DC - 769032/000001 - 15587362 v40

(i) amend or propose to amend the GCEAR Governing Documents or waive the stock ownership limit or create an Excepted Holder Limit (as defined in the GCEAR Charter) under the GCEAR Charter; (ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of GCEAR or any GCEAR Subsidiary; (iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of GCEAR or any GCEAR Subsidiary or other equity securities or ownership interests in GCEAR or any GCEAR Subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by GCEAR of dividends in an amount less than or equal to annual rate of five percent (5.0%) of GCEAR’s net asset value as of June 30, 2020, ratably over the calendar year, (B) the declaration and payment of dividends or other distributions to GCEAR by any directly or indirectly Wholly Owned GCEAR Subsidiary, and (C) distributions by any GCEAR Subsidiary that is not wholly owned, directly or indirectly, by GCEAR, in accordance with the requirements of the organizational documents of such GCEAR Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.2(b)(iii), GCEAR and any GCEAR Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for GCEAR to maintain its status as a REIT under the Code (or applicable state Law) and avoid or reduce the imposition of any entity level income or excise Tax under the Code (or applicable state Law); (iv) other than (A) the withholding of shares to satisfy withholding Tax obligations in respect of restricted stock or restricted stock units granted under the GCEAR Equity Incentive Plans, (B) in accordance with the share redemption program of GCEAR set forth on Section 6.1(b)(iv) of the GCEAR Disclosure Letter and (C) in accordance with the GCEAR Partnership Agreement, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of GCEAR or a GCEAR Subsidiary or securities convertible or exchangeable into or exercisable therefor; (v) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except any transaction that would not reasonably be expected to be materially adverse to GCEAR or to prevent or impair the ability of the GCEAR Parties to consummate the Mergers; (vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material properties or material assets, except (A) acquisitions by GCEAR, GCEAR Operating Partnership or any Wholly Owned GCEAR Subsidiary of or from GCEAR Operating Partnership or an existing Wholly Owned GCEAR Subsidiary and (B) acquisitions in the ordinary course of business for consideration less than ten percent (10.0%) of the equity value of GCEAR per such acquisition; (vii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or guarantee such Indebtedness of another Person (other than GCEAR Operating Partnership or a Wholly Owned GCEAR Subsidiary), or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of GCEAR or any of the GCEAR Subsidiaries, except (A) Indebtedness incurred under GCEAR’s or any GCEAR Subsidiary’s existing credit facilities in the ordinary course of business, (B) Indebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed two hundred million dollars ($200,000,000), (C) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on GCEAR compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing) and (D) any mortgage Indebtedness in respect of any real property having a loan-to-value ratio not in excess of seventy-five percent (75%); (viii) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on January 1, 2020, 52 \\DC - 769032/000001 - 15587362 v40

except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP; (ix) enter into any new line of business; (x) enter into or modify in a manner adverse to GCEAR any GCEAR Tax Protection Agreement; make, change or rescind any material election relating to Taxes; change a material method of Tax accounting; file or amend any material Tax Return; settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment; enter into any material closing agreement related to Taxes; knowingly surrender any right to claim any material Tax refund; give or request any waiver of a statute of limitations with respect to any material Tax Return except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve GCEAR’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any GCEAR Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; (xi) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause GCEAR to fail to qualify as a REIT or any GCEAR Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for United States federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; or (xii) authorize, or enter into any Contract or arrangement to do any of the foregoing. (c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit GCEAR from taking any action, or refraining to take any action, at any time or from time to time, if, in the reasonable judgment of the GCEAR Board, such action or inaction is reasonably necessary (i) for GCEAR to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code (or applicable state Law) or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that GCEAR or any GCEAR Subsidiary be registered as an investment company under the Investment Company Act, including in the case of clause (i), making dividend or any other actual, constructive or deemed distribution payments to stockholders of GCEAR in accordance with this Agreement or otherwise as permitted pursuant to Section 6.2(b)(iii) or (iii) to take actions in good faith to respond to the actual or anticipated effects of COVID-19 or the COVID-19 Measures on GCEAR or any GCEAR Subsidiary. Section 6.3 No Control of Other Parties’ Business. Nothing contained in this Agreement shall give (i) GCEAR, directly or indirectly, the right to control or direct CCIT II or any CCIT II Subsidiary’s operations prior to the REIT Merger Effective Time, or (ii) CCIT II, directly or indirectly, the right to control or direct GCEAR or any GCEAR Subsidiary’s operations prior to the REIT Merger Effective Time. Prior to the REIT Merger Effective Time, (i) CCIT II shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the CCIT II Subsidiaries’ respective operations and (ii) GCEAR shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the GCEAR Subsidiaries’ respective operations. ARTICLE 7 ADDITIONAL COVENANTS Section 7.1 Preparation of the Form S-4 and the Proxy Statement; Stockholder Approval. 53 \\DC - 769032/000001 - 15587362 v40

(a) As promptly as reasonably practicable following the date of this Agreement, (i) CCIT II shall complete the preparation (with GCEAR’s reasonable cooperation) and cause to be filed with the SEC the Proxy Statement in preliminary form with respect to the Stockholders Meeting and (ii) GCEAR shall complete the preparation (with CCIT II’s reasonable cooperation) and cause to be filed with the SEC, a registration statement on Form S-4 under the Securities Act (as amended or supplemented from time to time, the “Form S-4”), which will include the Proxy Statement, to register under the Securities Act the shares of GCEAR Class E Common Stock to be issued in the REIT Merger (the “Registered Securities”); each Party agrees to use its respective commercially reasonable efforts to cause such filings to be made no later than the date that is fifteen (15) Business Days from the date hereof. Each of CCIT II and GCEAR shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S-4 effective for so long as necessary to complete the REIT Merger. Each of CCIT II and GCEAR shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement and shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of CCIT II and GCEAR shall promptly notify the other Party upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other Party with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Proxy Statement received from the SEC and advise the other Party of any oral comments with respect to the Form S-4 or the Proxy Statement received from the SEC. Each of CCIT II and GCEAR shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) with the SEC, mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of CCIT II and GCEAR, as applicable, shall cooperate and provide the other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable comments provided by the other Party. GCEAR shall notify CCIT II, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities, and GCEAR shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. GCEAR shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and CCIT II shall furnish all information concerning CCIT II and its stockholders as may be reasonably requested in connection with any such actions. (b) Each of CCIT II, on behalf of itself and the CCIT II Subsidiaries, and GCEAR, on behalf of itself and the GCEAR Subsidiaries, agrees that none of the information supplied or to be supplied by it or such subsidiaries for inclusion or incorporation by reference in (i) the Proxy Statement and any amendment or supplement thereto will, at the time the Form S-4 becomes effective under the Securities Act, at the date of mailing to the stockholders of the CCIT II, at the time of the Stockholders Meeting and at the Partnership Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any other document to be filed by CCIT II or GCEAR, respectively, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the receipt of the Stockholder Approval, any information relating to GCEAR or CCIT II, or any of their respective Affiliates, should be discovered by GCEAR or CCIT II which, in the reasonable judgment of GCEAR or CCIT II, should be set forth in an 54 \\DC - 769032/000001 - 15587362 v40 amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, as applicable, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and GCEAR and CCIT II shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 or the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of GCEAR and CCIT II. (c) As promptly as practicable after the SEC advises it has no comments or no further comments to the Proxy Statement, CCIT II shall, in accordance with applicable Law and the CCIT II Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting solely for the purpose of obtaining the Stockholder Approval; provided, that such record date shall not be more than ninety (90) days prior to the date of the Stockholders Meeting. CCIT II shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to CCIT II’s stockholders entitled to vote at the Stockholders Meeting and to hold the Stockholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act (provided that there are no outstanding SEC comments on the Proxy Statement and the SEC has not otherwise enjoined mailing or use of the Proxy Statement). CCIT II shall, through the CCIT II Special Committee and the CCIT II Board, recommend to its stockholders that they provide the Stockholder Approval, include the CCIT II Special Committee and CCIT II Board Recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Stockholder Approval, except to the extent that the CCIT II Special Committee and CCIT II Board shall have made an Adverse Recommendation Change as permitted by Section 7.3(e); provided, however, for the avoidance of doubt, no Adverse Recommendation Change shall alter the other obligations under this Section 7.1 unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders Meeting. Notwithstanding the foregoing provisions of this Section 7.1(c), CCIT II shall have the right to, and CCIT II shall, at the request of GCEAR, make one or more postponements, recesses or adjournments of the Stockholders Meeting (i) if, on a date for which the Stockholders Meeting is scheduled, CCIT II has not received proxies representing a sufficient number of shares of CCIT II Common Stock to obtain the Stockholder Approval, whether or not a quorum is present, or (ii) to the extent necessary to ensure that any amendment or supplement to the Proxy Statement required under applicable Law to be filed with the SEC and/or disseminated to CCIT II’s stockholders is timely filed with the SEC and/or disseminated to CCIT II’s stockholders; provided, however, that the Stockholders Meeting shall not be postponed or adjourned to a date that is (A) in the case of clause (i), more than thirty (30) days after the date for which the Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law) and in the case of clause (ii), more than ten (10) Business Days from the previously scheduled date of such meeting or (B) more than one hundred twenty (120) days from the record date for the Stockholders Meeting, in either case unless and only to the extent GCEAR requests that CCIT II establish a new record date for the Stockholders Meeting in connection with such postponement or adjournment and, at the time of such request, the favorable approval rate represented by all proxies received for the Stockholders Meeting is at least seventy percent (70%); provided, further, that the Stockholders Meeting shall not be postponed or adjourned to a date on or after three Business Days prior to the Outside Date; and provided, further, the Stockholders Meeting may not be postponed or adjourned on the date the Stockholders Meeting is scheduled if CCIT II shall have received proxies in respect of an aggregate number of shares of CCIT II Common Stock, which have not been withdrawn, such that Stockholder Approval would be obtained at such meeting. (d) Without the prior written consent of GCEAR, the only matters that CCIT II shall propose to be acted on by its stockholders at the Stockholders Meeting shall be approval of the REIT Merger and the Charter Amendment, other than one or more proposals to approve the adjournment of the Stockholders Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Stockholders Meeting to obtain the Stockholder Approval. (e) CCIT II shall, and shall instruct CCIT II Advisor to, use reasonable best efforts to solicit proxies from stockholders of CCIT II to vote their shares of CCIT II Common Stock at the Stockholders Meeting (the “Proxy Solicitation”). In furtherance of the foregoing, CCIT II shall engage a proxy solicitor that is reasonably 55 \\DC - 769032/000001 - 15587362 v40 acceptable to GCEAR and the CCIT II Special Committee. CCIT II shall instruct the proxy solicitor to cooperate with and keep GCEAR informed on a reasonably current basis, including upon GCEAR’s request, regarding its solicitation efforts and voting results following dissemination of the Proxy Statement, including providing to GCEAR daily voting tabulation reports relating to the Stockholders Meeting that have been prepared by CCIT II’s proxy solicitor. CCIT II shall, and shall instruct CCIT II Advisor to, cooperate with GCEAR in connection with the Proxy Solicitation, and GCEAR shall have a reasonable opportunity to review and comment on in advance any communication that constitutes soliciting materials required to be filed under Sections 14a-6 and 14a-12 of the Exchange Act, proposed to be given by or on behalf of CCIT II (including by CCIT II Advisor) to the stockholders of CCIT II, and CCIT II shall consider in good faith any reasonable comments provided by GCEAR and incorporate such comments absent reasonable objections by CCIT II. For the avoidance of doubt, GCEAR shall be a participant in the solicitation of proxies from stockholders of CCIT II. In furtherance of the foregoing, CCIT II shall, within fifteen (15) Business Days following the date hereof, subject to compliance with applicable Law, instruct the CCIT II Advisor to, and otherwise use commercially reasonable efforts to, provide to GCEAR a list of the broker-dealers that have sold CCIT II equity to stockholders and the amount so sold and a stockholders list of CCIT II, which list shall include the name of any current registered representative (and broker dealer) of record for each stockholder. CCIT II shall have a reasonable opportunity to review and comment on in advance any communication that constitutes soliciting materials required to be filed under Sections 14a-6 and 14a-12 of the Exchange Act, proposed to be given by or on behalf of GCEAR to the stockholders of CCIT II, and GCEAR shall consider in good faith any reasonable comments provided by the CCIT II Special Committee and incorporate such comments absent reasonable objections by GCEAR. Section 7.2 Access to Information; Confidentiality. (a) During the period from the date of this Agreement to and including the REIT Merger Effective Time, each of the Parties shall, and shall cause each of their respective subsidiaries to, subject to applicable Law and the COVID-19 Measures, afford to the other Parties and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books and records that the other Party may reasonably request and, during such period, each of the Parties shall, and shall cause each of their respective subsidiaries to and shall use their reasonable best efforts to cause its Representatives to, furnish reasonably promptly to the other Parties a copy of any report, schedule, registration statement or other document filed by it during such period pursuant to the requirements of federal or state securities Laws as the other Party may reasonably request. In connection with such reasonable access to information, each of the Parties shall use their reasonable best efforts to cause its respective Representatives to participate in meetings and telephone conferences with the other Parties and their Representatives prior to the mailing of the Proxy Statement, prior to the Stockholders Meeting, respectively, and at such other times as may be reasonably requested. No investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, none of the Parties shall be required by this Section 7.2(a) to provide the other Parties or their respective Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business in accordance with this Agreement (provided, however, that the withholding Party shall use its commercially reasonable efforts (without payment of any consideration, fees or expenses) to obtain the required consent of such third party to such access or disclosure), (B) of a sensitive or personal nature that would reasonably be expected to expose CCIT II or GCEAR to the risk of liability, (C) the disclosure of which would violate any Law applicable to such Party or any of its Representatives (provided, however, that the withholding Party shall use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty), (D) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its commercially reasonable efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege) or (E) for the purpose of allowing Parties or their respective Representatives to collect samples of soil, air, water, groundwater or building materials. The Parties will use their reasonable best efforts to minimize any disruption to the businesses of the other 56 \\DC - 769032/000001 - 15587362 v40

Parties and any of their respective subsidiaries that may result from the requests for access, data and information hereunder. (b) Each Party will hold, and will cause its respective Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreements, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof. Section 7.3 No Solicitation; Superior Proposals. (a) Except as expressly permitted by this Section 7.3, from and after the date of this Agreement, CCIT II shall not, and shall cause each of the CCIT II Subsidiaries and shall direct each of its and their respective directors, officers, Affiliates and Representatives not to, directly or indirectly, (i) initiate, solicit, facilitate or knowingly encourage any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into or engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding or otherwise in furtherance of, or furnish to any Person other than GCEAR or its Representatives, any information in connection with or for the purpose of encouraging or facilitating any inquiry, proposal, offer or other action that constitutes, or could reasonably be expected to lead to, or to otherwise obtain, an Acquisition Proposal, (iii) release any Person from or fail to enforce any confidentiality agreement, standstill agreement or similar obligation (provided that CCIT II shall be permitted to waive or to not enforce any provision of any confidentiality agreement, standstill agreement or similar obligation to permit a Person to make a confidential Acquisition Proposal directly to the CCIT II Special Committee if the CCIT II Special Committee determines in good faith after consultation with outside legal counsel that any such failure to waive or to not enforce would be inconsistent with the CCIT II directors’ duties or standard of conduct under Maryland Law), (iv) enter into any Contract contemplating or otherwise relating to an Acquisition Proposal (other than an Acceptable NDA), or (v) take any action to exempt any Person from any Takeover Statute or similar restrictive provision of the CCIT II Charter, the CCIT II Bylaws or organizational documents or agreements of any CCIT II Subsidiary. In furtherance of the foregoing and except as otherwise permitted by this Section 7.3, CCIT II shall, and shall cause each CCIT II Subsidiary and each Representative of CCIT II and the CCIT II Subsidiaries to, immediately cease any discussions, negotiations or communications with any Person with respect to any Acquisition Proposal or potential Acquisition Proposal and shall immediately terminate all physical and electronic data room access previously granted to any such Person and use reasonable efforts to cause such Person to return or destroy all information concerning CCIT II and the CCIT II Subsidiaries to the extent permitted pursuant to any confidentiality agreement with such Person and promptly terminate all physical and electronic data room access granted to such Person. (b) Notwithstanding anything in this Agreement to the contrary, at any time prior to the time, but not after, Stockholder Approval is obtained, CCIT II and its Representatives may, in response to an unsolicited, bona fide written Acquisition Proposal that did not result from a material breach of this Section 7.3, (x) contact such Person to clarify the terms and conditions of such Acquisition Proposal and (y)(i) provide information in response to a request therefor by the Person who made such written Acquisition Proposal, provided that (A) such information is provided pursuant to (and only pursuant to) one or more Acceptable NDAs, and (B) CCIT II, prior to or concurrently with the time such information is provided, provides such information to GCEAR, and (ii) engage or participate in any discussions or negotiations with the Person who made such written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (i) or (ii) above, the CCIT II Special Committee has either determined that such Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal. (c) From and after the date of this Agreement, CCIT II will promptly (and in any event no later than twenty-four (24) hours after receipt thereof) notify GCEAR in writing if (i) any Acquisition Proposal is 57 \\DC - 769032/000001 - 15587362 v40

received by CCIT II or any CCIT II Subsidiary, (ii) any request for information relating to CCIT II or any CCIT II Subsidiary is received by CCIT II or any CCIT II Subsidiary from any Person who informs CCIT II or any CCIT II Subsidiary that it is considering making or has made an Acquisition Proposal or (iii) any discussions or negotiations are sought to be initiated with CCIT II or any CCIT II Subsidiary regarding any Acquisition Proposal, and shall, in any such notice to GCEAR, indicate the identity of the Person making, and the material terms and conditions of, such Acquisition Proposal, request or inquiry (and shall include with such notice (A) copies of any written Acquisition Proposal, including any proposed transaction agreement and any related transaction documents and financing commitments, if any, and (B) a written summary of the material terms of any related Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally)), and thereafter shall promptly (and in any event no later than twenty-four (24) hours after the occurrence of such developments, discussions or negotiations or receipt of materials) (I) keep GCEAR reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry and (II) provide GCEAR with any written supplements or written additions to any written Acquisition Proposal, including any revisions to any proposed transaction agreement and any related transaction documents and financing commitments, if any. Neither CCIT II nor any CCIT II Subsidiary will enter into any agreement with any Person subsequent to the date of this Agreement that prohibits CCIT II from providing any information to GCEAR in accordance with this Section 7.3. (d) Except as expressly provided in Section 7.3(e), Section 7.3(f) and Section 9.1(c)(ii), neither the CCIT II Board, nor any committee thereof, nor any group of directors, formally or informally, shall: (i) change, withhold, withdraw, qualify or modify or publicly propose or announce or authorize or resolve to, or announce its intention to change, withhold, withdraw, qualify or modify, in each case in a manner adverse to GCEAR, the CCIT II Board Recommendation, (ii) authorize, approve, endorse, declare advisable, adopt or recommend or propose to publicly authorize, approve, endorse, declare advisable, adopt or recommend, any Acquisition Proposal, (iii) authorize, cause or permit CCIT II or any CCIT II Subsidiary to enter into any Alternative Acquisition Agreement, or (iv) fail to make the CCIT II Board Recommendation or to include the CCIT II Board Recommendation in the Proxy Statement (any event described in clause (i), (ii) or this clause (iv), an “Adverse Recommendation Change”). (e) Notwithstanding anything in this Agreement to the contrary, subject to compliance with the provisions of this Section 7.3(e), if CCIT II receives an Acquisition Proposal, which Acquisition Proposal did not result from a material breach of this Section 7.3 and is not withdrawn, and the CCIT II Special Committee determines that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel and its financial advisor, that failure to effect an Adverse Recommendation Change in connection with such Superior Proposal or that failure to terminate this Agreement to enter into an Alternative Acquisition Agreement for such Superior Proposal would be inconsistent with the CCIT II directors’ duties or standard of conduct under Maryland Law, then, provided that Stockholder Approval has not yet been obtained, the CCIT II Board (based on the recommendation of the CCIT II Special Committee) may (x) effect an Adverse Recommendation Change and/or (y) enter into an Alternative Acquisition Agreement relating to or implementing the Superior Proposal and terminate this Agreement in accordance with Section 9.1(c)(ii); provided, that, in the case of each of clause (x) and (y), the CCIT II Board may not take action contemplated by this Section 7.3(e) unless: (i) CCIT II has notified GCEAR in writing that the CCIT II Board intends to take such action at least four (4) Business Days in advance of effecting an Adverse Recommendation Change and/or entering into an Alternative Acquisition Agreement, which notice shall specify in reasonable detail the reasons for such action, describe the material terms of the Superior Proposal and attach the most current version of such agreements (including any amendments, supplements or modifications) between CCIT II and the party making such Superior Proposal (a “CCIT II Change Notice”); and (ii) during the four (4) Business Day period following GCEAR’s receipt of a CCIT II Change Notice, CCIT II shall, and shall direct its outside financial and outside legal advisors to, negotiate in good faith with GCEAR (to the extent GCEAR wishes to negotiate) to make adjustments to the terms and conditions of this Agreement such that the Superior Proposal ceases to constitute (in the good faith determination of the CCIT II Special Committee, after consultation with outside legal counsel and outside financial advisors) a Superior 58 \\DC - 769032/000001 - 15587362 v40

Proposal; provided, that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and CCIT II may not enter into any agreement relating to the Superior Proposal pursuant this Section 7.3(e) or make an Adverse Recommendation Change pursuant to this Section 7.3(e) or terminate this Agreement pursuant to Section 9.1(c)(ii) unless CCIT II has complied with the requirements of this Section 7.3(e) with respect to such new Acquisition Proposal including sending an additional CCIT II Change Notice (except that the new negotiation period under this Section 7.3(e)(ii) shall be three (3) Business Days instead of four (4) Business Days). Notwithstanding anything in this Section 7.3(e)(ii), neither GCEAR’s acceptance nor rejection of CCIT II’s offer to negotiate pursuant to this Section 7.3(e)(ii) shall have any bearing on GCEAR’s right to terminate this Agreement pursuant to Section 9.1(d)(ii) herein. (f) Notwithstanding anything in this Agreement to the contrary, at any time after the date of this Agreement and before Stockholder Approval is obtained, the CCIT II Special Committee and the CCIT II Board may, if the CCIT II Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the duties or standard of conduct of the directors under Maryland Law, make an Adverse Recommendation Change in response to an Intervening Event; provided, that, prior to making such Adverse Recommendation Change, CCIT II shall have complied with clauses (i) and (ii) of Section 7.3(e). (g) Nothing in this Section 7.3 or elsewhere in this Agreement shall prevent the CCIT II Special Committee, the CCIT II Board or CCIT II, directly or indirectly, from (i) taking and disclosing to the stockholders of the CCIT II a position with respect to an Acquisition Proposal as contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, (ii) making any required disclosure to the stockholders of CCIT II under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or (iii) making any disclosure to the stockholders of CCIT II if the CCIT II Board determines in good faith after consultation with its outside legal counsel (and based on the recommendation of the CCIT II Special Committee) that the failure to do so would be inconsistent with the duties and standard of conduct of the CCIT II directors under Maryland Law; provided, however, that to the extent any such disclosure addresses the approval, recommendation or declaration of advisability by the CCIT II Special Committee or the CCIT II Board with respect to this Agreement or an Acquisition Proposal, such disclosure shall be deemed to be an Adverse Recommendation Change if not accompanied by an express public affirmation of the CCIT II Board Recommendation; provided, further, that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be an Adverse Recommendation Change. (h) Notwithstanding anything to the contrary contained in this Agreement, none of CCIT II, any CCIT II Subsidiary or their respective Affiliates or Representatives shall reimburse or agree to reimburse the fees or expenses of any Person or its Representatives in connection with an Acquisition Proposal (including, for the avoidance of doubt, in connection with any Acceptable NDA but excluding, for the avoidance of doubt, in connection with any acquisition agreement or merger with respect to a Superior Proposal entered into pursuant to this Section 7.3 and resulting in termination of this Agreement pursuant to Section 9.1(c)). (i) CCIT II agrees that in the event any Representative of CCIT II or any CCIT II Subsidiary takes any action that, if taken by CCIT II would constitute a violation of this Section 7.3, and such action was taken at the direction or with the prior consent of the CCIT II Special Committee, then CCIT II shall be deemed to be in violation of this Section 7.3 for all purposes of this Agreement. (j) For purposes of this Agreement: (i) “Acquisition Proposal” means any bona fide proposal or offer from any Person (other than GCEAR or any GCEAR Subsidiaries) made after the date of this Agreement, whether in one transaction or a series of related transactions, relating to any (A) merger, consolidation, share exchange, business combination or similar transaction involving CCIT II or any CCIT II Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) representing twenty percent (20%) or more of the consolidated assets of CCIT II, (B) sale or other disposition, by merger, consolidation, share exchange, business combination or any 59 \\DC - 769032/000001 - 15587362 v40 similar transaction, of any assets of CCIT II or any CCIT II Subsidiaries that are significant subsidiaries representing twenty percent (20%) or more of the consolidated assets of CCIT II, (C) issue, sale or other disposition by CCIT II or any CCIT II Subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the votes associated with the outstanding shares of CCIT II Common Stock, (D) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the votes associated with the outstanding shares of CCIT II Common Stock, or (E) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to CCIT II in which a third party shall acquire beneficial ownership of twenty percent (20%) or more of the outstanding shares of CCIT II Common Stock; provided, however, that the term “Acquisition Proposal” shall not include (I) the Mergers or any of the other transactions contemplated by this Agreement or (II) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among CCIT II and one or more of the CCIT II Subsidiaries or solely among the CCIT II Subsidiaries. (ii) “Intervening Event” means, with respect to CCIT II, a change in circumstances or development that materially affects the business, assets or operations of CCIT II and the CCIT II Subsidiaries, taken as a whole, that was not known to or reasonably foreseeable by the CCIT II Board prior to the execution of this Agreement, which change in circumstances or development becomes known to the CCIT II Board prior to Stockholder Approval being obtained; provided, however, that in no event shall the following events, circumstances or changes in circumstances constitute an Intervening Event: (i) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof, (ii) any effect arising out of or related to the COVID- 19 pandemic or COVID-19 Measures and (iii) any effect arising out of the announcement or pendency of, or any actions required to be taken pursuant to, this Agreement or the CMFT Merger Agreement. (iii) “Superior Proposal” means a written Acquisition Proposal (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “twenty percent (20%)” shall be replaced with “fifty percent (50%)”) that the CCIT II Board (based on the recommendation of the CCIT II Special Committee) determines in its good faith judgment (after consultation with its outside legal and financial advisors, and after taking into account (A) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by GCEAR) and (B) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account such legal, financial, regulatory and other aspects of such Acquisition Proposal and conditions to consummation thereof as the CCIT II Special Committee determines in good faith to be material to such analysis)), to be more favorable from a financial point of view to the stockholders of CCIT II (in their capacities as stockholders) than the Mergers and the other transactions contemplated by this Agreement (as it may be proposed to be amended by GCEAR) pursuant to Section 7.3(e)(ii). Section 7.4 Public Announcements. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with, Section 7.1 or Section 7.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law if it is not possible to consult with the other Parties before doing so. The Parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is executed. Section 7.5 Appropriate Action; Consents; Filings. 60 \\DC - 769032/000001 - 15587362 v40

(a) Upon the terms and subject to the conditions set forth in this Agreement, GCEAR shall and shall cause each GCEAR Subsidiary and each of their respective Affiliates to, and CCIT II shall and shall cause each CCIT II Subsidiary and each of their respective Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iv) subject to Section 7.6(c), defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments reasonably necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement; provided, that, notwithstanding anything to the contrary in this Agreement, no Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or other disposition of any assets or businesses of such Party, any of its subsidiaries (including subsidiaries of GCEAR after the Closing) or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its subsidiaries (including subsidiaries of GCEAR after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets; provided, further, that CCIT II and the CCIT II Subsidiaries shall not take any of the actions referred to in the proceeding proviso (or agree to take such actions) without GCEAR’s prior written consent and GCEAR can compel CCIT II and the CCIT II Subsidiaries to take any of the actions referred to in the proceeding proviso (or agree to take such actions) if such actions are only effective after the REIT Merger Effective Time. (b) In connection with and without limiting the foregoing Section 7.5(a), each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other Parties such necessary information and reasonable assistance as the other Parties may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between such Party and any Governmental Authority with respect to this Agreement. GCEAR shall have the right to direct all matters with any Governmental Authority in connection with this Agreement in a manner consistent with its obligations hereunder; provided that, to the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the other Parties on, all the information relating to the other Parties and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, no Party shall, nor shall any Party permit its respective Representatives to, participate independently in any meeting or engage in any 61 \\DC - 769032/000001 - 15587362 v40 substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Parties prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Parties the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority. (c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Mergers and the other transactions contemplated by this Agreement, none of the Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents. Section 7.6 Notification of Certain Matters; Transaction Litigation. (a) The GCEAR Parties and their respective Representatives shall give prompt notice to the CCIT II Parties, and the CCIT II Parties and their Representatives shall give prompt notice to the GCEAR Parties, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement. (b) The GCEAR Parties and their respective Representatives shall give prompt notice to the CCIT II Parties, and the CCIT II Parties and their Representatives shall give prompt notice to the GCEAR Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the GCEAR Parties, the CCIT II Parties or their respective Representatives to provide such prompt notice under this Section 7.6(b) shall not constitute a breach of covenant for purposes of Section 8.2(b), Section 8.3(b), Section 9.1(c)(i), or Section 9.1(d)(i). (c) The GCEAR Parties and their respective Representatives shall give prompt notice to the CCIT II Parties, and the CCIT II Parties and their Representatives shall give prompt notice to the GCEAR Parties, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any GCEAR Subsidiary or CCIT II Subsidiary, respectively, or any of their respective directors, officers or partners that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement, the CCIT II Advisory Agreement or the CMFT Merger Agreement. CCIT II and its Representatives shall give GCEAR the opportunity to reasonably participate in the defense and settlement of any Action against CCIT II or its directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, the CCIT II Advisory Agreement or the CMFT Merger Agreement, and shall consider in good faith GCEAR’s advice with respect to such Action, and no settlement in respect of any such Action shall be agreed to without GCEAR’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). GCEAR and its Representatives shall give CCIT II the opportunity to reasonably participate in the defense and settlement of any Action against GCEAR or its directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and shall consider in good faith CCIT II’s advice with respect to such Action, and no settlement in respect of any such Action shall be agreed to without CCIT II’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). Section 7.7 Indemnification; Directors’ and Officers’ Insurance. 62 \\DC - 769032/000001 - 15587362 v40

(a) From the REIT Merger Effective Time until the sixth (6th) anniversary of the REIT Merger Effective Time, GCEAR shall (and shall cause the REIT Surviving Entity to), to the fullest extent CCIT II would be permitted to do so under applicable Law and the CCIT II Governing Documents, (i) indemnify, defend and hold harmless each current and former manager, director, officer, partner, member, trustee, employee and agent of CCIT II or any of the CCIT II Subsidiaries or other individuals with rights to indemnification or exculpation pursuant to the CCIT II Governing Documents or any indemnification agreements of CCIT II or CCIT II Subsidiaries (such agreements, the “Additional Indemnification Agreements”) (collectively, the “Indemnified Parties”) against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to (A) any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member, trustee, employee or agent of CCIT II or any of the CCIT II Subsidiaries (whether asserted or claimed prior to, at or after the REIT Merger Effective Time) or (B) this Agreement or any of the transactions contemplated by this Agreement, including the Mergers (whether asserted or claimed prior to, at or after the REIT Merger Effective Time), and (ii) pay in advance of the final disposition of any such Action the costs and expenses (including reasonable attorneys’ fees that are subject to indemnification hereunder), without the requirement of any bond or other security, in each case to the fullest extent permitted by Law, but subject to GCEAR’s or the REIT Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, GCEAR or the REIT Surviving Entity, as applicable, (x) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Action against or of any Indemnified Party for which indemnification may be sought under this Section 7.7 without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such Action that is subject to indemnification by GCEAR and the REIT Surviving Entity under this Section 7.7, (y) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (z) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law. Without limiting the foregoing, and to the extent permitted by applicable Law, each of GCEAR and the REIT Surviving Entity agree that during the period commencing as of the REIT Merger Effective Time and ending on the sixth (6th) anniversary of the REIT Merger Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the REIT Merger Effective Time, and advancement of expenses now existing in favor of any Indemnified Party as provided in the CCIT II Governing Documents and Additional Indemnification Agreements shall survive the Mergers and shall continue in full force and effect in accordance with their terms. (b) Prior to the REIT Merger Effective Time, GCEAR shall, or shall cause the REIT Surviving Entity to, obtain and fully pay the premium for “tail” insurance policies for the extension of (or the substantial equivalent of) the directors’ and officers’ liability coverage of the existing directors’ and officers’ insurance policies of CCIT II for a claims reporting or discovery period of six (6) years from and after the REIT Merger Effective Time, on prepaid and non-cancellable terms, for an aggregate cost not in excess of four times the current annual premiums allocated to CCIT II for such insurance. GCEAR and the REIT Surviving Entity shall not take any action to terminate or modify the terms of the extended reporting period coverage. (c) For a period of six (6) years following the REIT Merger Effective Time, the organizational documents of GCEAR and any applicable GCEAR Subsidiary shall contain provisions no less favorable with respect to indemnification and exculpation from liabilities for acts or omissions and rights to advancement of expenses relating thereto existing in favor of any Indemnified Party than those included in the CCIT II Governing Documents or any similar organizational documents or agreements of any GCEAR Subsidiary. No such provision shall be amended, repealed or otherwise modified for a period of six (6) years following the REIT Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the REIT Merger Effective Time, were Indemnified Parties, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law. 63 \\DC - 769032/000001 - 15587362 v40

(d) If GCEAR or the REIT Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of GCEAR or the REIT Surviving Entity, as applicable, assume the obligations set forth in this Section 7.7. (e) The provisions of this Section 7.7 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of GCEAR, CCIT II and the REIT Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.7 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, Contract or otherwise. GCEAR shall cause the REIT Surviving Entity to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the obligations provided in this Section 7.7. Section 7.8 Dividends. (a) In the event that a distribution with respect to the shares of CCIT II Common Stock permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of CCIT II Common Stock on the Closing Date immediately prior to the REIT Merger Effective Time. In the event that a distribution with respect to the shares of GCEAR Common Stock permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of GCEAR Common Stock on the Closing Date immediately prior to the REIT Merger Effective Time. CCIT II shall coordinate with GCEAR on the declaration, setting of record dates and payment dates of dividends on CCIT II Common Stock so that holders of CCIT II Common Stock (i) do not receive dividends on both CCIT II Common Stock and GCEAR Common Stock received in the REIT Merger in respect of a single distribution period or fail to receive a dividend on either CCIT II Common Stock or GCEAR Common Stock received in the REIT Merger in respect of a single distribution period or (ii) do not receive both a dividend permitted by the proviso to Section 6.2(b)(iii) on GCEAR Common Stock and a dividend permitted by the proviso to Section 6.1(b)(iii) on CCIT II Common Stock received in the REIT Merger or fail to receive either a dividend permitted by the proviso to Section 6.2(b)(iii) on GCEAR Common Stock or a dividend permitted by the proviso to Section 6.1(b)(iii) on CCIT II Common Stock received in the REIT Merger. (b) In the event that either CCIT II or GCEAR shall declare or pay any dividend or other distribution that is expressly permitted pursuant to the proviso at the end of Section 6.1(b)(iii) or Section 6.2(b)(iii), respectively, it shall notify the other Party at least twenty (20) days prior to the Closing Date, and such other Party shall be entitled to declare a dividend per share payable (i) in the case of CCIT II, to holders of CCIT II Common Stock, in an amount per share of CCIT II Common Stock equal to the product of (A) the dividend declared by GCEAR with respect to each share of GCEAR Common Stock by (B) the Exchange Ratio, and (ii) in the case of GCEAR, to holders of GCEAR Common Stock, in an amount per share of GCEAR Common Stock equal to the quotient obtained by dividing (A) the dividend declared by CCIT II with respect to each share of CCIT II Common Stock by (B) the Exchange Ratio. The record date and time and payment date and time for any dividend payable pursuant to this Section 7.8(b) shall be prior to the Closing Date. Section 7.9 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or 64 \\DC - 769032/000001 - 15587362 v40 minimize the effect of such Takeover Statute or the restrictions in the GCEAR Charter or the CCIT II Charter on the Mergers and the other transactions contemplated by this Agreement. Section 7.10 Tax Matters. (a) Each of GCEAR and CCIT II shall use its reasonable best efforts to cause (i) the REIT Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the Partnership Merger and the LP Merger together to be treated as a contribution by CCIT II of all of its assets, subject to all of its liabilities, to the GCEAR Operating Partnership in exchange for partnership interests of the GCEAR Operating Partnership pursuant to Section 721 of the Code, including by executing and delivering the tax representation letters referred to herein and, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), reporting consistently for all federal, state, and local income Tax or other purposes. Neither GCEAR nor CCIT II shall take any action that would, or fail to take any action the failure of which would, reasonably be expected to cause (i) the REIT Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) the Partnership Merger and the LP Merger together to fail to be treated as a contribution by CCIT II of all of its assets, subject to all of its liabilities, to the GCEAR Operating Partnership in exchange for partnership interests of the GCEAR Operating Partnership pursuant to Section 721 of the Code. (b) GCEAR shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions referred to in Section 8.2(f) and Section 8.3(e), (ii) use its reasonable best efforts to obtain opinions of counsel consistent with the opinions of counsel referred to in Section 8.2(f) and Section 8.3(e), but dated as of the effective date of the Form S-4, to the extent required for the Form S-4 to be declared effective by the SEC, and (iii) deliver to each of GCEAR REIT Opinion Counsel and GCEAR Transaction Opinion Counsel, or other tax counsel to GCEAR delivering the opinions referred to herein, and to each of CCIT II REIT Opinion Counsel and CCIT II Transaction Opinion Counsel, or other tax counsel to CCIT II delivering the opinions referred to in Section 8.2(e) and Section 8.3(f), a tax representation letter, dated as of the effective date of the Form S-4 and the Closing Date, as applicable, and signed by an officer of GCEAR and GCEAR Operating Partnership, in form and substance mutually agreeable to CCIT II and GCEAR (such agreement not to be unreasonably withheld, conditioned or delayed), containing representations of GCEAR and GCEAR Operating Partnership reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described in clause (ii) of this Section 7.10(b) and the tax opinions described in Section 8.2(f) and Section 8.3(e). The tax representations letters described in clause (iii) above shall also be provided to CCIT II, and for purposes of the opinion required by Section 8.3(f), CCIT II may rely on the representation letter provided pursuant to this Section 7.10(b) in connection with making the representations in the tax representation letter provided to CCIT II Transaction Opinion Counsel for the purposes of the opinion to be issued pursuant to Section 8.3(f). (c) CCIT II shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions referred to in Section 8.2(e) and Section 8.3(f), (ii) use its reasonable best efforts to obtain opinions of counsel consistent with the opinions of counsel referred to in Section 8.2(e) and Section 8.3(f) but dated as of the effective date of the Form S-4, to the extent required for the Form S-4 to be declared effective by the SEC, and (iii) deliver to each of CCIT II REIT Opinion Counsel and CCIT II Transaction Opinion Counsel, or other tax counsel to CCIT II delivering the opinions referred to herein, and to each of GCEAR REIT Opinion Counsel and GCEAR Transaction Opinion Counsel, or other tax counsel to GCEAR delivering the opinions referred to in Section 8.2(f) and Section 8.3(e), a tax representation letter, dated as of the effective date of the Form S-4 and the Closing Date, as applicable, and signed by an officer of CCIT II and CCIT II Operating Partnership, in form and substance mutually agreeable to GCEAR and CCIT II (such agreement not to be unreasonably withheld, conditioned or delayed), containing representations of CCIT II and CCIT II Operating Partnership reasonably necessary or appropriate to enable such counsel to render the applicable tax opinions described in clause (ii) of this Section 7.10(c) and the tax opinions described in Section 8.2(e) and Section 8.3(f). The tax representations letters described in clause (iii) above shall also be provided to GCEAR, and for purposes of the opinion required by Section 8.2(f), GCEAR may rely on the representation letter provided pursuant to this Section 7.10(c) in connection with making 65 \\DC - 769032/000001 - 15587362 v40 the representations in the tax representation letter provided to GCEAR Transaction Opinion Counsel for the purposes of the opinion to be issued pursuant to Section 8.2(f). (d) GCEAR and CCIT II shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes. These taxes shall be the obligations of GCEAR and the GCEAR Subsidiaries without deduction or withholding from or to the REIT Merger Consideration. (e) With respect to the taxable year of CCIT II ending with the REIT Merger Effective Time, CCIT II shall take all necessary actions, including declaring and paying dividends sufficient to satisfy its requirement under Section 857(a)(1) of the Code, to cause CCIT II to qualify as a REIT for its shortened taxable year ending with the REIT Merger Effective Time and to eliminate all of CCIT II’s REIT taxable income (including capital gains) for such short taxable year. (f) CCIT II shall take all necessary actions, including, but not limited to, any corporate reorganization under applicable state Law or the filing of any tax election on IRS Form 8832, to ensure that any CCIT II Subsidiary that is a Qualified REIT Subsidiary as of the date of this Agreement shall be treated as a disregarded entity that is not a Qualified REIT Subsidiary for U.S. federal, state and local income Tax purposes prior to the Closing Date. Section 7.11 Section 16 Matters. Prior to the Partnership Merger Effective Time, to the extent permitted by applicable Law, (a) CCIT II shall take all such steps as may be necessary or appropriate to cause any dispositions of CCIT II Common Stock (including derivative securities with respect to CCIT II Common Stock) resulting from the Mergers and the other transactions contemplated by this Agreement, by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CCIT II immediately prior to the Partnership Merger Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) GCEAR shall take all such steps as may be required to cause any acquisitions of the GCEAR Common Stock (including derivative securities with respect to the GCEAR Common Stock) resulting from the Mergers and the other transactions contemplated by this Agreement, by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GCEAR to be exempt under Rule 16b-3 promulgated under the Exchange Act. Section 7.12 Financing Cooperation. CCIT II shall, and shall cause its Representatives to use its and their respective commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to cooperate with all reasonable requests of GCEAR in connection with any amendment, refinancing or replacement of the existing credit facilities of GCEAR or any GCEAR Subsidiary or of the existing credit facility of CCIT II or of any other debt facility or instrument of CCIT II or any CCIT II Subsidiary as may be sought by GCEAR, in its sole and absolute discretion. CCIT II shall, and shall cause its Representatives to, refrain from taking, directly or indirectly, any action that would reasonably be expected to impair the ability of GCEAR to effect such amendment, refinancing or replacement. Following a termination of this Agreement pursuant to Section 9.1(a), (b) (so long as CCIT II would have been entitled to terminate thereunder) or (c)(i), GCEAR shall promptly reimburse CCIT II for all out-of-pocket expenses actually incurred in connection with fulfilling its obligations pursuant to the first sentence of this Section 7.12. Section 7.13 GCEAR Board of Directors. The GCEAR Board shall take or cause to be taken such action as may be necessary, in each case, to be effective as of the REIT Merger Effective Time to cause three (3) “Independent Directors” (as such term is defined in the CCIT II Charter and in the GCEAR Charter) serving as members of the CCIT II Board selected by the majority of the “Independent Directors” on the CCIT II Board and reasonably acceptable to GCEAR (the “CCIT II Designees”) to be elected to the GCEAR Board effective as of the Merger Effective Time to serve, together with the then members of the GCEAR Board, until the next annual 66 \\DC - 769032/000001 - 15587362 v40 meeting of stockholders of GCEAR. In connection with such next annual meeting of stockholders of GCEAR, the Nominating and Corporate Governance Committee of GCEAR shall recommend to the GCEAR Board at least one (1) of the CCIT II Designees for election to the GCEAR Board at such annual meeting of stockholders. Section 7.14 Related Party Agreements. GCEAR has informed CCIT II that it does not intend to retain any of the CCIT II Related Party Agreements from and after the Closing. In furtherance of the foregoing, CCIT II shall take such actions, in consultation with GCEAR, as are reasonably necessary and permitted pursuant to the relevant agreement (without breach or violation thereof) to terminate such CCIT II Related Party Agreements (in their entirety or with respect to CCIT II or any CCIT II Subsidiary, as applicable), other than those agreements set forth on Section 7.14 of the CCIT II Disclosure Letter and the CCIT II Advisory Agreement (the termination of which is governed by the Termination Agreement), in accordance with the terms thereof with such termination subject to and effective as of the Closing. Prior to the Partnership Merger Effective Time, the CCIT II Parties shall use commercially reasonable efforts to cause to be amended any organizational or governing documents of any Wholly Owned CCIT II Subsidiary as reasonably requested by GCEAR, with such amendment to be subject to and effective as of the Partnership Merger Effective Time. Section 7.15 CMFT Expenses. Under the terms of the CMFT Merger Agreement, CCIT II is obligated to reimburse CMFT for up to $3,690,000 in Expenses (as such term is defined in the CMFT Merger Agreement). CCIT II and CMFT have agreed that such Expenses shall be payable within three (3) Business Days following the date of receipt by CCIT II of CMFT’s invoice in respect of such Expenses. CCIT II shall pay to CMFT the amount of CMFT’s Expenses set forth on such invoice (up to $3,690,000) within three (3) Business Days following the date of receipt by CCIT II of CMFT’s invoice in respect of such Expenses. ARTICLE 8 CONDITIONS Section 8.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Partnership Merger Effective Time of the following conditions: (a) Authorizations. All consents, authorizations, orders or approvals of each Governmental Authority necessary for the consummation of the Mergers and the other transactions contemplated by this Agreement set forth in Section 8.1(a) of the CCIT II Disclosure Letter and Section 8.1(a) of the GCEAR Disclosure Letter shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated. (b) Stockholder Approval; Charter Amendment. The Stockholder Approval shall have been obtained in accordance with applicable Law, the CCIT II Charter and the CCIT II Bylaws. The Charter Amendment shall have become effective pursuant to the MGCL. (c) No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Mergers or the other transactions contemplated by this Agreement. (d) Form S-4. The Form S-4 shall have been declared effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn. 67 \\DC - 769032/000001 - 15587362 v40

Section 8.2 Conditions to Obligations of the GCEAR Parties. The obligations of the GCEAR Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by GCEAR, at or prior to the Partnership Merger Effective Time, of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties of the CCIT II Parties set forth in the Fundamental Representations (except the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries) and Section 4.4(a) (Capital Structure)) shall be true and correct in all material respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, (ii) the representations and warranties set forth in the first sentence of Section 4.1(a) (Organization and Qualification; Subsidiaries) and Section 4.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Partnership Merger Effective Time as though made as of the Partnership Merger Effective Time, (iii) the representation and warranty of CCIT II set forth in Section 4.6(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, and (iv) each of the other representations and warranties of the CCIT II Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, except where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or CCIT II Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a CCIT II Material Adverse Effect; provided, however, that representations and warranties that are made as of a specific date shall be true and correct in accordance with clauses (i) through (iv) only on and as of such date. (b) Performance of Covenants and Obligations of the CCIT II Parties. The CCIT II Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing. (c) Absence of Material Adverse Change. Since the date of this Agreement, no event, circumstance, change, effect, development, condition or occurrence shall exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a CCIT II Material Adverse Effect. (d) Delivery of Certificate. CCIT II shall have delivered to GCEAR a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of CCIT II, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied. (e) REIT Opinion. GCEAR shall have received a written opinion of CCIT II REIT Opinion Counsel or other nationally recognized tax counsel to CCIT II reasonably satisfactory to GCEAR, dated as of the Closing Date and in form and substance reasonably satisfactory to GCEAR, to the effect that, commencing with CCIT II’s taxable year ended December 31, 2014, CCIT II has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and CCIT II’s ownership, organization and proposed method of operation will enable CCIT II to continue to meet the requirements for qualification and taxation as a REIT through the REIT Merger Effective Time, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by CCIT II and the CCIT II Operating Partnership. (f) Section 368 Opinion. GCEAR shall have received a written opinion of GCEAR Transaction Opinion Counsel, or other nationally recognized tax counsel to GCEAR, dated as of the Closing Date, in form and substance reasonably acceptable to GCEAR, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and 68 \\DC - 769032/000001 - 15587362 v40 qualifications. In rendering such opinion, such counsel may rely upon the tax representation letters described in Section 7.10. Section 8.3 Conditions to Obligations of the CCIT II Parties. The obligations of the CCIT II Parties to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by CCIT II at or prior to the Partnership Merger Effective Time, of the following additional conditions: (a) Representations and Warranties. (i) The representations and warranties of the GCEAR Parties set forth in the Fundamental Representations (except the first sentence of Section 5.1(a) (Organization and Qualification; Subsidiaries) and Section 5.4(a) (Capital Structure)), shall be true and correct in all material respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, (ii) the representations and warranties set forth in the first sentence of Section 5.1(a) (Organization and Qualification; Subsidiaries) and Section 5.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Partnership Merger Effective Time as though made as of the Partnership Merger Effective Time, (iii) the representation and warranty set forth in Section 5.6(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, and (iv) each of the other representations and warranties of the GCEAR Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Partnership Merger Effective Time, as though made as of the Partnership Merger Effective Time, except where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or GCEAR Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a GCEAR Material Adverse Effect; provided, however, that representations and warranties that are made as of a specific date shall be true and correct in accordance with clauses (i) through (iv) only on and as of such date. (b) Performance of Covenants and Obligations of the GCEAR Parties. The GCEAR Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Closing. (c) Absence of Material Adverse Change. Since the date of this Agreement, no event, circumstance, change, effect, development, condition or occurrence shall exist or have occurred that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a GCEAR Material Adverse Effect. (d) Delivery of Certificate. GCEAR shall have delivered to CCIT II a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of GCEAR certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied. (e) REIT Opinion. CCIT II shall have received a written opinion of GCEAR REIT Opinion Counsel, or other nationally recognized tax counsel to GCEAR reasonably satisfactory to CCIT II, dated as of the Closing Date and in form and substance reasonably satisfactory to CCIT II, to the effect that, for the period commencing on the first day of GCEAR’s taxable year ended December 31, 2015 through the end of GCEAR’s taxable year ended December 31, 2019, GCEAR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation through the date of such opinion and its intended method of operation has enabled it, and will enable it, to meet the requirements for qualification and taxation as a REIT through the end of its taxable year ending December 31, 2020 and in the future, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by GCEAR and the GCEAR Operating Partnership. (f) Section 368 Opinion. CCIT II shall have received a written opinion of CCIT II Transaction Opinion Counsel, or other nationally recognized tax counsel to CCIT II, dated as of the Closing Date, in 69 \\DC - 769032/000001 - 15587362 v40

form and substance reasonably acceptable to CCIT II, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the REIT Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, such counsel may rely upon the tax representation letters described in Section 7.10. ARTICLE 9 TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER Section 9.1 Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Partnership Merger Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this Section 9.1): (a) by mutual written consent of each of GCEAR and CCIT II; (b) by either GCEAR or by CCIT II: (i) if the Mergers shall not have occurred on or before 11:59 p.m., New York City time, on May 30, 2021 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party (or, in the case of GCEAR, any other GCEAR Party, and in the case of CCIT II, any other CCIT II Party) to perform or comply in all material respects with the obligations, covenants or agreements of such Party set forth in this Agreement shall have been the primary cause of, or resulted in, the failure of the Mergers to be consummated by the Outside Date; (ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (or, in the case of GCEAR, any other GCEAR Party, and in the case of CCIT II, any other CCIT II Party) to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement; or (iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof); provided, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to a Party if the failure to receive the Stockholder Approval was primarily due to the failure of a Party to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement; (c) by CCIT II: (i) if a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of any of the GCEAR Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.3 not to be satisfied (a “GCEAR Terminating Breach”), which breach or failure to perform or comply cannot be cured, or, if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from CCIT II to GCEAR and two (2) Business Days before the Outside Date; provided, however, that CCIT II shall not have such right to terminate this Agreement if a CCIT II Terminating Breach shall have occurred and be continuing at the time CCIT II delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i); or 70 \\DC - 769032/000001 - 15587362 v40

(ii) at any time before Stockholder Approval is obtained, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the provisions of Section 7.3; provided, however, that CCIT II shall have complied with Section 7.3 and shall have paid or shall concurrently pay to GCEAR in full the Termination Payment in accordance with Section 9.3(b). (d) by GCEAR: (i) if a breach of any representation or warranty or failure to perform or comply with any obligation, covenant or agreement on the part of any of the CCIT II Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied (a “CCIT II Terminating Breach”), which breach or failure to perform or comply cannot be cured, or if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from GCEAR to CCIT II and two (2) Business Days before the Outside Date; provided, however, that GCEAR shall not have such right to terminate this Agreement if a GCEAR Terminating Breach shall have occurred and be continuing at the time GCEAR delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or (ii) if, at any time prior to the receipt of the Stockholder Approval, (A) the CCIT II Board has made an Adverse Recommendation Change, (B) a tender offer or exchange offer for any shares of CCIT II Common Stock that constitutes an Acquisition Proposal is commenced and the CCIT II Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of CCIT II and to publicly reaffirm the CCIT II Board Recommendation within ten (10) Business Days of being requested to do so by GCEAR or (C) CCIT II shall have breached or failed to comply in any material respect with any of its obligations under Section 7.3. Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties, in accordance with the provisions of Section 10.2, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the GCEAR Parties or the CCIT II Parties, except that the Confidentiality Agreements and the provisions of Section 4.23 (No Other Representations and Warranties; Non-Reliance), Section 5.22 (No Other Representations and Warranties; Non- Reliance), this Section 9.2, Section 9.3 (Fees and Expenses) and Article 10 (General Provisions) shall survive the termination of this Agreement; provided, that, no such termination shall relieve any Party from any liability or damages resulting from any intentional and willful material breach (or failure to perform) that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act (or failure to act) would cause a breach of this Agreement. Section 9.3 Fees and Expenses. (a) Except as otherwise provided in this Section 9.3, all Expenses shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated; provided that the Parties will share equally any Form S-4 filing fees as may be required to consummate the transactions contemplated by this Agreement. (b) In the event that this Agreement is terminated: (i) by CCIT II or GCEAR pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii) and, (A) prior to the Stockholders Meeting, an Acquisition Proposal with respect to CCIT II has been publicly announced, disclosed or otherwise communicated to CCIT II’s stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal (and such Acquisition Proposal or intention shall not have been publicly withdrawn on a bona fide basis without qualification at least three (3) Business Days prior to the Outside Date (with respect to a termination pursuant to Section 9.1(b)(i)) or the Stockholders Meeting (with respect to a termination pursuant to Section 9.1(b)(iii))) and (B) within twelve (12) months after the date of such termination, (I) a transaction in respect of an Acquisition Proposal with respect to 71 \\DC - 769032/000001 - 15587362 v40

CCIT II is consummated, (II) CCIT II enters into a definitive agreement in respect of an Acquisition Proposal and such Acquisition Proposal is actually consummated thereafter, or (III) CCIT II recommends to stockholders of CCIT II or fails to recommend against an Acquisition Proposal structured as a tender offer or exchange offer and such Acquisition Proposal is actually consummated thereafter (with, for all purposes of clauses (I), (II) and (III) of this Section 9.3(b)(i), all percentages included in the definition of “Acquisition Proposal” increased to 50%), then CCIT II shall pay to GCEAR (1) the Termination Payment and (2) up to three million six hundred ninety thousand dollars ($3,690,000) as reimbursement for GCEAR’s Expenses; (ii) by CCIT II pursuant to Section 9.1(c)(ii), then CCIT II shall pay to GCEAR an amount equal to (A) the Termination Payment and (B) up to three million six hundred ninety thousand dollars ($3,690,000) as reimbursement for GCEAR’s Expenses; (iii) by GCEAR pursuant to Section 9.1(d)(ii), then CCIT II shall pay to GCEAR an amount equal to (A) the Termination Payment and (B) up to three million six hundred ninety thousand dollars ($3,690,000) as reimbursement for GCEAR’s Expenses; (iv) by CCIT II pursuant to Section 9.1(c)(i), then GCEAR shall pay to CCIT II (A) an amount up to three million six hundred ninety thousand dollars ($3,690,000) as reimbursement for CCIT II’s Expenses and (B) an amount equal to the CMFT Termination Payment; or (v) by GCEAR pursuant to Section 9.1(d)(i), then CCIT II shall pay to GCEAR an amount up to three million six hundred ninety thousand dollars ($3,690,000) as reimbursement for GCEAR’s Expenses. (c) Termination Payment. The Parties agree and acknowledge that in no event shall CCIT II be required to pay the Termination Payment on more than one occasion. Payment of the Termination Payment and reimbursement of Expenses, as applicable, shall be made by wire transfer of same day funds to the account or accounts designated by GCEAR, (i) in the case of any amount payable pursuant to Section 9.3(b)(i), immediately prior to or concurrently with the earlier of (A) the execution of definitive documentation providing for any transaction contemplated by an Acquisition Proposal, and (B) the consummation of any Acquisition Proposal, (ii) immediately prior to or concurrently with termination in the case of any amount payable pursuant to Section 9.3(b)(ii) or if such day is not a Business Day, no later than the immediately following Business Day; and (iii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of any amount payable pursuant to Section 9.3(b)(iii), Section 9.3(b)(iv) or Section 9.3(b)(v). (d) Notwithstanding anything in this Agreement to the contrary, in the event that the Termination Payment becomes payable and is paid hereunder, then such payment (together with any Expenses or other amounts payable pursuant to Section 9.3(b) or Section 9.3(e)) shall be GCEAR’s and its Affiliates’ sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against CCIT II and the CCIT II Subsidiaries and their respective Representatives in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby. (e) Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other Parties would not enter into this Agreement. In the event that CCIT II shall fail to pay the Termination Payment when due, CCIT II shall reimburse GCEAR for all reasonable costs and expenses actually incurred or accrued by GCEAR (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.3. Further, if one Party to this Agreement (the “Termination Payor”) fails to timely pay any amount due to the other Party (the “Termination Payee”) pursuant to Section 9.3(b) and, in order to obtain the payment, the Termination Payee commences an Action that results in a judgment against the Termination Payor for the payment set forth in this Section 9.3, the Termination Payor shall pay to the Termination Payee its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such 72 \\DC - 769032/000001 - 15587362 v40

Action, together with interest on such amount at a rate per annum equal to the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment. (f) If the Termination Payor becomes obligated to pay a fee under this Section 9.3, then, if requested by the Termination Payee, the Termination Payor shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent selected by the Termination Payee, after reasonable consultation with the Termination Payor, and pursuant to a written escrow agreement (the “Escrow Agreement”) reflecting the terms set forth in this Section 9.3(f) and otherwise reasonably acceptable to the Termination Payor and the escrow agent. The payment or deposit into escrow of the Termination Payment shall be made by CCIT II in accordance with the timing set forth in Section 9.3(c) or, at the Termination Payee’s reasonable request, promptly after receipt of notice from the Termination Payee that the Escrow Agreement has been executed by the parties thereto. The Escrow Agreement shall provide that the Termination Payment in escrow or the applicable portion thereof shall be released to the Termination Payee on an annual basis based upon the delivery by the Termination Payee to the escrow agent of any one (or a combination) of the following: (i) a letter from the Termination Payee’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Termination Payee without causing the Termination Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of the Termination Payee determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(I) or 856(c)(3)(A)-(I) of the Code (such income, “Qualifying REIT Income”), in which case the escrow agent shall release to the Termination Payee such maximum amount stated in the accountant’s letter; (ii) a letter from the Termination Payee’s counsel indicating that the Termination Payee received a private letter ruling from the IRS holding that the receipt by the Termination Payee of the Termination Payment would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to the Termination Payee the remainder of the Termination Payment; or (iii) a letter from the Termination Payee’s counsel indicating that the Termination Payee has received a tax opinion from the Termination Payee’s outside counsel or accountant, respectively, to the effect that the receipt by the Termination Payee of the Termination Payment should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to the Termination Payee the remainder of the Termination Payment. If the Termination Payee is CCIT II, the Escrow Agreement shall further provide that, at the end of the third calendar year beginning after the date on which the Termination Payor’s obligation to pay the Termination Payment arose (or earlier if directed by the Termination Payee), any remaining amount then being held in escrow by the escrow agent shall be disbursed to the Termination Payor and, in the event the Termination Payment has not by then been paid in full, such unpaid portion shall never be due. The Parties agree to cooperate in good faith to amend this Section 9.3(f) at the reasonable request of the Termination Payee in order to (A) maximize the portion of the Termination Payment that may be distributed to the Termination Payee hereunder without causing the Termination Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve the Termination Payee’s chances of securing the favorable private letter ruling from the IRS described in this Section 9.3(f) or (C) assist the Termination Payee in obtaining the favorable tax opinion from its outside counsel or accountant described in this Section 9.3(f). The Escrow Agreement shall provide that the Termination Payee shall bear all costs and expenses under the Escrow Agreement. The Termination Payor shall not be a party to the Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement (other than any Taxes imposed on the Termination Payor in connection therewith). 73 \\DC - 769032/000001 - 15587362 v40

ARTICLE 10 GENERAL PROVISIONS Section 10.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the REIT Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the REIT Merger Effective Time or the full force and effect of Article 1, this Article 10 or the definitions of capitalized terms not substantively defined in Article 1. Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given or made on the date of receipt by the recipient thereof if received on or prior to 11:59 p.m., New York City time, if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e-mail of a portable document form (pdf) attachment (providing confirmation of transmission (other than by automatic response)) at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice): (a) if to the CCIT II Parties to: Special Committee of the Board of Directors Cole Office & Industrial REIT (CCIT II), Inc. 2325 East Camelback Road, Suite 1100 Phoenix, AZ 85016 Attn: Richard Dozer E-mail: rdozer@cox.net with copies (which shall not constitute notice) to: Latham & Watkins LLP 355 South Grand Avenue, Suite 100 Los Angeles, CA 90071 Attn: Julian Kleindorfer and Brad Helms E-mail: julian.kleindorfer@lw.com bradley.helms@lw.com (b) if to the GCEAR Parties to: Griffin Capital Essential Asset REIT, Inc. 1520 E. Grand Avenue El Segundo, CA 90245 Attn: Javier Bitar E-mail: jbitar@griffincapital.com with copies (which shall not constitute notice) to: Griffin Capital Essential Asset REIT, Inc. c/o Griffin Capital Real Estate Company, LLC 150 N. Riverside Plaza, Suite 1950 Chicago, IL 60606 Attn: Nina Momtazee Sitzer E-mail: nsitzer@griffincapital.com 74 \\DC - 769032/000001 - 15587362 v40 and to: Griffin Capital Essential Asset REIT, Inc. 1520 E. Grand Avenue El Segundo, CA 90245 Attn: Howard Hirsch E-mail: hhirsch@griffincapital.com and to: Hogan Lovells US LLP 555 13th Street NW Washington, DC 20004 Attn: David Bonser, Paul Manca and Stacey McEvoy E-mail: david.bonser@hoganlovells.com paul.manca@hoganlovells.com stacey.mcevoy@hoganlovells.com Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (electronically by email or facsimile) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in portable document form (pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibit, Schedules, the GCEAR Disclosure Letter and the CCIT II Disclosure Letter) and the Confidentiality Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 7.7 (Indemnification; Directors’ and Officers’ Insurance), which, from and after the REIT Merger Effective Time, shall be for the benefit of the Indemnified Parties, are not intended to confer upon any Person other than the Parties hereto any rights or remedies. The representations and warranties in this Agreement are the product of negotiations among the Parties and any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.6 without notice or liability to any other Person. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 10.6 Amendment; Extension; Waiver. At any time prior to the Partnership Merger Effective Time, the Parties may, to the extent permitted under applicable Law and except as otherwise set forth herein, (a) amend any provision of this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the other Parties, (c) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (d) waive compliance with 75 \\DC - 769032/000001 - 15587362 v40 any of the agreements or conditions contained in this Agreement. Any such amendment of this Agreement shall be valid only if specifically set forth in an instrument in writing signed on behalf of all Parties. Any such grant by a Party of an extension or waiver in respect of any provision of this Agreement shall be valid only if specifically set forth in an instrument in writing by such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law, except to the extent expressly provided otherwise in Section 9.3 (Fees and Expenses). Section 10.7 Governing Law; Venue. (a) This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland). (b) All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court for the purpose of any Action arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such Action except in such courts, (iii) agrees that any claim in respect of any Action may be heard and determined in any such Maryland state or federal court, (iv) waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any such Action, (v) waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such dispute and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Section 10.8 Assignment. Except as may be required to satisfy the obligations contemplated by Section 7.7 (Indemnification; Directors’ and Officers’ Insurance), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns, and any attempted or purported assignment or delegation in violation of this Section 10.8 shall be null and void. Section 10.9 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the effective time of any termination of this Agreement pursuant to Article 9, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such Party is entitled at Law or in equity. In the event that any Action should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law. To the extent any Party brings an Action to enforce specifically the performance of the terms and provisions of this Agreement (other than an Action to specifically enforce any provision that survives termination of this Agreement) when expressly available to such Party pursuant to the terms of this Agreement, the Outside Date shall automatically be extended to (a) the twentieth (20th) Business Day following the resolution of such Action, or (b) such other time period established by the court presiding over such Action. 76 \\DC - 769032/000001 - 15587362 v40

Section 10.10 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND (c) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10. Section 10.11 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation. 77 \\DC - 769032/000001 - 15587362 v40

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above. GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC. By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P. By: Griffin Capital Essential Asset REIT, Inc., its general partner By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President GRT (CARDINAL REIT MERGER SUB), LLC By: Griffin Capital Essential Asset REIT, Inc., its sole member By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President GRT OP (CARDINAL LP MERGER SUB), LLC By: Griffin Capital Essential Asset Operating Partnership, L.P., its sole member By: Griffin Capital Essential Asset REIT, Inc., its general partner By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President (Signature Page to Agreement and Plan of Merger) \\DC - 769032/000001 - 15587362 v40

GRT OP (CARDINAL NEW GP SUB), LLC By: Griffin Capital Essential Asset Operating Partnership, L.P., its sole member By: Griffin Capital Essential Asset REIT, Inc., its general partner By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President GRT OP (CARDINAL OP MERGER SUB), LLC By: GRT OP (Cardinal New GP Sub), LLC, its managing member By: Griffin Capital Essential Asset Operating Partnership, L.P., its sole member By: Griffin Capital Essential Asset REIT, Inc., its general partner By: /s/ Michael J. Escalante Name: Michael J. Escalante Title: Chief Executive Officer and President (Signature Page to Agreement and Plan of Merger) \\DC - 769032/000001 - 15587362 v40

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. By: /s/ Avraham Shemesh Name: Avraham Shemesh Title: President and Chief Executive Officer COLE CORPORATE INCOME OPERATING PARTNERSHIP II, LP By: Cole Office & Industrial REIT (CCIT II), Inc., its general partner By: /s/ Avraham Shemesh Name: Avraham Shemesh Title: President and Chief Executive Officer CRI CCIT II LLC By: Cole Office & Industrial REIT (CCIT II), Inc., its sole member By: /s/ Avraham Shemesh Name: Avraham Shemesh Title: President and Chief Executive Officer (Signature Page to Agreement and Plan of Merger) \\DC - 769032/000001 - 15587362 v40

EXHIBIT A CHARTER AMENDMENT COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. ARTICLES OF AMENDMENT Cole Office & Industrial REIT (CCIT II), Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that: FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definitions of “Roll-Up Entity” and “Roll-Up Transaction” in Article IV of the Charter in their entirety. SECOND: The Charter is hereby further amended by deleting the existing Article XIII of the Charter in its entirety and substituting in lieu thereof a new Article XIII as follows: The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 7.2, 7.5 and 7.11 of Article VII, Article IX, Article X and Article XII hereof and this Article XIII (or any other amendment of the Charter that would have the effect of amending such sections). THIRD: The Charter is hereby further amended by deleting the existing Article XIV of the Charter in its entirety. FOURTH: The Charter is hereby further amended by renumbering existing Article XV of the Charter as Article XIV. FIFTH: The foregoing amendments have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law. SIXTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury. -signature page follows- \\DC - 769032/000001 - 15587362 v40

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its and attested to by its on this day of , 2020. ATTEST: COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. By: By: Name: Name: Title: Title: \\DC - 769032/000001 - 15587362 v40